UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☒ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

AMERICAN VANGUARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

April 25, 2023

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American Vanguard Corporation:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of American Vanguard Corporation (the “Company” or “AVD”) will be held on Wednesday, June 7, 2023, at 11:00 am Pacific Time. The Annual Meeting will be a virtual meeting of stockholders. To participate, vote, or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/AVD2023. You will not be able to attend the Annual Meeting in person.

Matters to be voted on at the meeting are:

1. Elect nine (9) directors until their successors are elected and qualified;

2. Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as independent registered public accounting firm for the year ending December 31, 2023; and

3. Hold an advisory vote on executive compensation.

Our board of directors has fixed Monday, April 10, 2023, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Proxy materials were sent commencing on approximately April 25, 2023, to all stockholders of record as of the record date.

Whether or not you plan to attend the Annual Meeting via live webcast, please vote your shares in one of the following ways, either: (i) by Internet or telephone before the meeting, (ii) by Internet during the meeting, or (iii) by following the instructions on the card, including by marking, dating and signing the proxy card and returning it. Please review the instructions on each voting option as described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, are available to view and download at www.proxyvote.com.

We appreciate your continuing interest in American Vanguard Corporation.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer

General Counsel & Secretary

Newport Beach, California

April 25, 2023

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court

Newport Beach, CA 92660

PROXY STATEMENT

Annual Meeting of Stockholders to be held Wednesday, June 7, 2023

Proxy Solicitation by the Board of Directors

The Board of Directors of American Vanguard Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting to be held on Wednesday, June 7, 2023, via live webcast at www.virtualshareholdermeeting.com/AVD2023. This proxy statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues, so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent to stockholders is April 25, 2023.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on Monday, April 10, 2023, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). At the Record Date, 34,505,799 shares of common stock, par value $0.01 per share of the Company (“Common Stock”), were issued, of which, 28,356,696 were entitled to vote. Of the total number of issued shares, 5,057,727 were held as treasury shares and 1,091,376 were held as unvested, restricted shares. Each share of Common Stock, excluding treasury and unvested restricted shares, entitles its record holder on the Record Date to one vote on all matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, are available to view and download at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

QUESTIONS AND ANSWERS

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the meeting in person. Stockholders can attend the Annual Meeting by logging onto www.virtualshareholdermeeting.com/AVD2023 at 11:00 a.m. Pacific Daylight Time on Wednesday, June 7, 2023. Stockholders will attend in listen-only mode and will be able to vote and submit written questions while connected to the Annual Meeting on the Internet.

How do I participate in the Annual Meeting online?

You will need to use the 16-digit control number included on your proxy card in order to vote your shares or submit written questions during the meeting. Instructions on how to connect and participate via the Internet (including how to demonstrate your ownership of stock) are posted at www.virtualshareholdermeeting.com/AVD2023.

If you do not have your 16-digit control number, you will be able to listen to the meeting only; without the control number you will not be able to vote or submit questions during the meeting.

Why am I receiving this annual meeting information and proxy?

You are receiving this proxy statement from us because you owned shares of Common Stock of the Company as of the Record Date. This Proxy Statement (“Proxy”) describes issues on which you are invited to vote and provides you with other important information so that you can make informed decisions.

You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, American Stock Transfer & Trust, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

You are being asked to vote on

1. The election of nine (9) directors,

2. The ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as the Company’s independent registered public accounting firm for fiscal year 2023, and

3. An advisory vote on executive compensation, as disclosed in the Proxy.

When you submit your proxy (by telephone, Internet or hard copy), you appoint Eric G. Wintemute and Timothy J. Donnelly as your representatives at the Annual Meeting. When we refer to the “named proxies,” we are referring to Messrs. Wintemute and Donnelly. This way, your shares will be voted even if you cannot attend the meeting.

How do I vote my shares?

Record holders may vote in advance of the Annual Meeting by using either the Internet, telephone or as per instructions in the proxy card. Also, you may vote during the meeting via the Internet, as described above. Persons who beneficially own stock can vote at the Annual Meeting, provided that they obtain a “legal proxy” from the person or entity holding the stock, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all its legal rights as a record holder (which have been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.

Set forth below are the various means—Internet, telephone and mail—for voting your shares.

You may submit your proxy on the Internet or by phone. Stockholders of record and most beneficial owners of Common Stock may vote via the Internet at www.proxyvote.com or by phone (as per instructions on the proxy card), 24 hours per day and seven days per week. You will need the 16-digit control number included on your proxy card. Votes submitted via the Internet or phone must be received by 11:59 p.m., Eastern Daylight Time, on Tuesday, June 6, 2023. Your Internet or telephonic vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

You may submit your proxy by mail. If you request and receive printed proxy materials, then you may vote by any means indicated in the proxy card, including Internet, or by signing and dating the proxy card or voting instruction form received with this proxy statement and mailing it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

You may vote during the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting via live webcast are posted at www.virtualshareholdermeeting.com/AVD2023.

Beneficial Owners. If you are the beneficial owner of your shares, you should have received an Internet Notice or voting instructions from the broker or other nominee holding your shares. Please follow those instructions. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during the Annual Meeting.

All proxy voting procedures, including those by the Internet and by telephone, will include instructions on how to vote either “FOR” or “AGAINST” any or all director nominees.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote, irrespective of the method (i.e., Internet, telephone or mail) in which you originally voted, by:

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Submitting a proxy by Internet not later than 11:59 p.m., Eastern Daylight Time, on Tuesday, June 6, 2023 (which may not be available to some beneficial holders); your latest Internet proxy will be counted;
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Signing and delivering a proxy card with a later date; or
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Participating in the Annual Meeting live via the Internet and casting a different vote.

If you are the beneficial owner of your shares, then you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

How many shares must be present to hold the meeting?

A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum. Shares of Common Stock will be counted as present at the Annual Meeting, if the stockholder casts a vote electronically during the Annual Meeting or has properly submitted and not revoked a proxy prior to such meeting. As noted above, treasury shares and unvested restricted shares are not entitled to vote and, therefore, are not counted in determining a quorum.

How many votes must the director nominees receive to be elected?

Directors shall be elected by a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting. In other words, those nominees for whom the number of shares voted “FOR” exceeds the number of shares voted “AGAINST” will be elected. There is no cumulative voting for the Company’s directors. Further, broker non-votes will not be taken into account in determining the outcome of the election of directors.

How many votes must be received in order for the other proposals to be ratified?

Approval for the other two proposals (the appointment of Deloitte as the Company's independent registered public accounting firm and the advisory vote on executive compensation) will require the affirmative vote of a majority of the votes cast at the meeting.

How will my shares be voted, and what are broker non-votes?

All proxies received and not revoked will be voted as directed. If you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if you are not a stockholder of record (in other words, your shares are held by a broker) and you do not provide instructions to the broker on how to vote, then your proxy will be counted (i) as a vote “FOR” the ratification of Deloitte as independent registered public accounting firm, and (ii) as a “broker non-vote” toward all other measures. A broker non-vote does not count as a vote either for or against a measure; however, because all three proposals require a majority vote for passage, it is possible that some or all measures could fail to pass, if there are a large number of broker non-votes. Accordingly, if you want to ensure the passage of a matter, then it is important that you provide voting instructions on that matter.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic communications with, stockholders or their personal representatives by either officers or employees. In addition, a proxy solicitation agent, namely Advantage Proxy, has been retained by the Company for this purpose. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy to stockholders whose Common Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors and Other Stockholder Proposals for the Annual Meeting. As per the Company’s Bylaws (amended as of December 6, 2019) nominations of persons for election to the Board and the proposal of business to be transacted at an annual meeting may be made by any stockholder of record of the Company, provided that proper notice is received by the Secretary at the principal executive offices of the Company not less than 45 or more than 75 days prior to the one‑year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders. In the case of nomination of persons for election to the Board, such notice shall include: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; (b) such person’s consent to serve as a director if elected; and (c) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the procedures established by the Nominating and Corporate Governance Committee. In the case of business other than director nominations, such notice must include a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such record stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

In order to have been timely, stockholder notices for director nominations or other business before the Annual Meeting must have been delivered by March 15, 2023. The Company received no such notice as per the deadline and consequently knows of no other business to be brought before the Meeting.

By what date may a stockholder bring director nominations or other business for the 2024 meeting?

With respect to the 2024 Annual Meeting, the provisions outlined above and set forth in the Company’s Bylaws shall also govern nominations for directors and proposals for other business by stockholders. Thus, in order to be timely, stockholder notices for director nominations or other business before the 2024 Annual Meeting of Stockholders must be delivered to the Company by March 11, 2024.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. The list will also be available Monday through Friday from about April 14, 2023, through June 6, 2023, between the hours of 9 a.m. and 4 p.m., Pacific Daylight time, at the offices of the Corporate Secretary, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the final results in a Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Company’s website, www.american-vanguard.com, Investor Relations, Securities Exchange Commission (“SEC”) Filings, and then click on, “View American Vanguard SEC Filings.” References to our website in this Proxy are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated by reference into this Proxy. You can find the same Form 8-K by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling the Company at (949) 260-1200, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

BOARD DIVERSITY AND LEADERSHIP

General Qualifications. In evaluating persons for potential service on the Board, we seek, above all, the most qualified candidates and, as more fully discussed below, nominees should have experience in, or an aptitude for, certain competencies that are essential to our business. Viable candidates must also have ample professional experience and business acumen befitting a director of a public company.

Diversity. The Board believes that diversity is an essential element of a modern-day public company, particularly one that works in multiple cultures and regions. Presently, three of the nine incumbent members of the board are women and two persons are from underrepresented groups (LGBTQIA+ and Latinx). The Company is committed toward increasing diversity at all levels of management and the board.

Board Refreshment/Succession. During 2022, following a proxy contest, one-third of the incumbent Board (having an average tenure of over 12 years) was replaced by three new directors (Messrs. Bassett, Gottschalk and Rosenbloom). This, in turn, has reduced the average tenure of our non-management directors to under five years. Further, pursuant to the Board’s policy (under which, once he or she reaches the age of 75, a director is deemed to have submitted a resignation at the Board’s regular meeting in March, subject to acceptance or rejection by a majority of the other directors), during 2022, Mr. Erlich (the only current member subject to that policy) was deemed to have submitted such a resignation. In light of Mr. Erlich’s outstanding service as Chair of the Audit Committee and his status as audit committee financial expert (under applicable NYSE and SEC rules), the Board rejected the resignation with the caveat that it would conduct a search for a successor to Mr. Erlich in mid-2023, with the understanding that Mr. Erlich would resign prior to the 2024 annual meeting of stockholders.

In connection with board changes occasioned by the proxy contest, the Lead Director (Mr. Baskin) and Chairs of the Nominating and Corporate Governance Committee (Ms. Gunter), Compensation Committee (Ms. Edwards) and Finance Committee (Ms. Angelini) have served in those roles for one year. In short, the Board has undergone significant refreshment at key positions over the course of the year and is planning further refreshment in near-to mid-term.

Proxy Contest of 2022/Fee Reimbursement. In connection with the 2022 Annual Meeting of Stockholders, the Company had engaged in a proxy contest with stockholder, Cruiser Capital Master Fund LP ("Cruiser"), which had nominated three persons to serve on the Company’s Board. Ultimately, all three Cruiser nominees were elected to the Board by our stockholders. Following that election, Cruiser sought reimbursement of fees ($541K) that it had incurred in connection with that contest. As more fully described below (see, infra, pp. 6-8), the Cruiser nominees have brought significant value to the Board since their appointment in June 2022. In recognition of their contribution and in the interest of comity, the Board resolved to reimburse Cruiser its fees. Further, the Board unanimously resolved to nominate the incumbent nine directors for election in both this proxy statement and the ballot for 2024 (subject to potential resignations and, in any case, consistent with each member’s duties as a director of a public company). This reimbursement, coupled with unanimous support of all members within the Board, evidences three underlying consideration: first, that our Board has put in the past the contentious rhetoric that had been expressed in the course of the proxy contest; second, that it is functioning as a team and third, that its members are properly focused on the business at hand, which is to oversee the management of the Company in the best interests of our stockholders.

Lead Director v. CEO. At present, Mr. Wintemute serves as both Chairman and CEO, while Mr. Baskin, a non-management, independent director, serves in the role of lead director. The Board believes that the factor of paramount importance is not whether the roles of Chairman and CEO need to be held by two people; rather, it is most important to ensure that non-management directors maintain a sufficient level of leadership and objectivity. We believe that we have accomplished this through the appointment of a lead director to the Board.

NOMINEES FOR ELECTION AS DIRECTORS—QUALIFICATIONS, EXPERIENCE AND CONTRIBUTIONS

The following sets forth the names and certain information with respect to the persons nominated for election as directors. All such nominees have consented to serve and are currently directors. All nine of nominees were elected by the stockholders at the 2022 Annual Meeting of Stockholders.

Marisol Angelini, age 61, was elected to the Board in December 2021.

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Experience: Ms. Angelini is a senior leader with +30 years of experience in global consumer product companies, focusing on growing and transforming businesses. During her career at The Coca-Cola Company, she served as CMO (Central and Eastern Europe, Mexico and Brazil), VP of Global Tea/Water categories, and General Manager of Glaceau Smartwater. Prior to that, Marisol led personal care, household cleaners, oral care, and paper businesses, which she ran while working for Procter & Gamble in Latin America. She has been involved in multiple acquisitions within P&G and Coca-Cola and has been instrumental in sourcing, integrating and making these businesses profitable. She has board experience in public, private and non-profit companies and is a certified board director. She served on the board of Bush’s Brothers (a $1B family company) and is also a member of NACD (National Association of Corporate Directors), which is dedicated toward director education and best practices for public company boards. Marisol holds an MBA from Mercer University in Atlanta and a BA from Georgia State University. Ms. Angelini’s experience in the food sector (which is our ultimate customer), LATAM, marketing, new product launching, and governance are all valuable traits for our board of directors.
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Contributions to the Board: As Chair of the Finance Committee, Ms. Angelini brings focus to the commercial viability of potential acquisitions, while holding management to rigorous financial criteria (e.g., return on invested capital, payback period). She is also closely attuned to workload, proper delegation and efficiency among the senior executive staff. Further, drawing from her experience with NACD (which is the gold standard in public board education), she has been instrumental in advancing board education; today, all directors and three senior executives are members of NACD, which is the leading provider of board education content and programs for directors of public companies.

Mark R. Bassett, age 62, was elected to the Board in June 2022.

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Experience: Dr. Bassett brings strong operational expertise and a continuous improvement mindset. He has a long and accomplished history over the last 30 years of building and growing chemical businesses. Until December 31, 2021, Dr. Bassett was the Chairman and CEO of Hemlock Semiconductor (HSC). The leadership of The Dow Chemical Company (NYSE: DOW) selected him to manage the transition of HSC to becoming a standalone company of approximately $1 billion in revenue and roughly 1,200 of employees. HSC is a leading provider of ultra-pure polycrystalline silicon and other silicon-based products used in the manufacture of semiconductor devices, solar cells and modules. Prior to leading HSC, from 2012-2016 he was a global VP, Polyurethanes at The Dow Chemical Company responsible for a multi-billion dollar global P&L with over 2000 associates at over 35 sites globally. From 2009-2012, he led the formation of Dow Oxygenated Solvents which consolidated three separate businesses into a multi-billion dollar portfolio with 10 sites and approximately 500 employees. He graduated magna cum laude from Notre Dame with a B.S. in Chemical Engineering and holds an M.S. and Ph.D in Chemical Engineering from the University of Virginia. He was selected as a National Science Foundation post-doctoral fellow.
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Contributions to the Board: In his short time on the Board, Dr. Bassett has taken a keen interest in operating efficiencies at our two largest manufacturing plants. He has met with operational and technical heads at the company’s two largest manufacturing sites and challenged them to draft and implement plans for achieving greater operational efficiencies through process and other improvements, which are under way this year. In addition, as a member of the Compensation Committee, Dr. Bassett has maintained an emphasis on pay-for-performance with a focus on continued retention of high-performing, key personnel.

Scott D. Baskin, age 69, was elected to the Board in January 2014.

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Experience: Mr. Baskin has extensive experience as a litigator arising from his 35-year career with the law firm of Irell & Manella, from which he retired at the end of 2013. During his tenure at Irell & Manella, Mr. Baskin concentrated his practice on intellectual property, technology, real estate, business torts and securities actions for a multitude of corporate clients. A frequent lecturer and writer, he has published many articles on intellectual property rights, patent infringement, trial preparation and discovery. He was an assistant instructor at Yale Law School and clerked for Hon. Y. C. Choy, United States Court of Appeals for the Ninth Circuit. Mr. Baskin holds a B.A. in Political Science and History from Stanford University and a J.D. from Yale Law School. Mr. Baskin brings legal acumen and extensive experience in intellectual property matters, which complement the Company’s commitment to technology innovation.

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Contributions to the Board: As Lead Director, Mr. Baskin has overseen a seamless transition of the Board occasioned by the proxy contest of 2022, when one-third of the incumbents were replaced by three (theretofore) unknown nominees. He has made it a point of emphasis to keep all members vitally involved in defining the agenda for Board meetings and otherwise identifying strategic and longer-term issues. As Chair of the Risk Committee, Mr. Baskin has stayed abreast and raised the profile of, recent and emerging issues – such as cybersecurity and bank deposit security – that are affecting public companies. As a former patent litigator, he also holds management accountable for ensuring that our IP rests upon a sound foundation and that our business plans make optimal use of our IP assets.

Debra F. Edwards, age 69, was elected to the Board in 2011.

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Experience: Dr. Edwards has over 35 years of experience specializing in pesticide residue chemistry, human health risk assessment, human health and ecological risk management, registration, re-registration and regulatory policy development. The majority of her career has been spent in leading large scientific and regulatory organizations within the United States Environmental Protection Agency (“USEPA”), culminating in her serving as Director of the Office of Pesticide Programs. Except for a two-year stint in Guatemala as an agricultural extension volunteer in the United States Peace Corps. (1997-1999), Dr. Edwards worked for the USEPA from 1985 until 2010. For the following 11 years after her retirement from the USEPA, Dr. Edwards worked as an independent consultant specializing in global regulatory strategy for pesticides and biocides. Her clients included the USA’s Foreign Agricultural Service, the FDA’s Center for Food Safety and Applied Nutrition, pesticide industry task forces and trade associations, food crop trade associations, and individual pesticide and biocide companies. Dr. Edwards holds a Ph.D. and a Master’s Degree in Plant Pathology, has been the recipient of numerous academic and professional honors, including the Presidential Rank Award for Meritorious Service as a Senior Executive of the USEPA, and has published and made presentations in national and international fora on pesticide regulation, food safety and integrated pest management.
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Contributions to the Board: Dr. Edwards continues to provide the Company with invaluable assistance in navigating the ever-changing landscape of regulatory compliance. With multiple products under registration review and others subject to extraordinary scrutiny, she is able to weight the scientific and regulatory validity of the Company’s data and otherwise help in developing strategic responses to USEPA’s conclusions and proposed decisions. In addition, her knowledge of how the agency functions (with respect to staffing, responsibilities and timing) helps to inform us in planning our commercial direction in light of multiple, pending proceedings and agency actions. Further, as Chair of the Compensation Committee, Dr. Edwards carries on the rigor of defensible benchmarking and use of prevalent compensation practices, while remaining cognizant of the realities of both the workplace and the economy.

Morton D. Erlich, age 78, was elected to the Board in October 2013.

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Experience: Mr. Erlich has extensive experience in accounting and auditing, arising from his 34 year career with KPMG LLP and being licensed as a CPA in California (currently inactive) since 1974. During his tenure at KPMG, Mr. Erlich served as Audit Engagement Partner for numerous public and private companies in a wide range of industries and also served as Managing Partner of the firm’s Woodland Hills office. In addition to his audit and accounting work he also developed expertise in merger, acquisition and due diligence projects, as well as SEC compliance and employee benefit plan audits. Since 2004, Mr. Erlich has provided financial and managerial consulting services to a number of middle-market companies and professional service firms. Since 2006, he has been a member of the board of directors of Skechers USA, Inc. a prominent global footwear company, where he has served as lead independent director and chairman of both the audit committee and the compensation committee, and as a member of the nominating and governance committee.
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Contributions to the Board: As Chair of the Audit Committee, Mr. Erlich brings the experience and expertise of a seasoned auditor and business advisor, while providing guidance to senior management on financial accounting and disclosure. He often serves as an interlocutor between management and our auditor. Mr. Erlich advocates for rigorous and disciplined accounting policies and procedures and provides guidance on compiling financial statements and management of internal controls. In addition, he keeps current on emerging accounting issues, SEC rules and developments relating to the PCAOB. Further, Mr. Erlich is facilitating the transition from the Company’s previous independent registered public accounting firm to Deloitte (for the year ending December 31, 2023), over the course of which he will help to establish expectations and planning protocols for both the Company and Deloitte.

Patrick E. Gottschalk, age 60, was elected to the Board in June 2022.

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Experience: Mr. Gottschalk is a leader with significant operational experience who helps executives develop and implement strategic goals. He is the former Chairman and CEO of Union Carbide from 2007 until 2012. Most recently Mr. Gottschalk served as President of Coatings, Monomers and Additives, a multi-billion dollar business within The Dow Chemical Company (NYSE: DOW), which is a chemicals manufacturer, and served in this capacity from 2012 until 2016. Mr. Gottschalk currently serves as a director of the Superior Plus Corporation, which is a publicly listed corporation on the Toronto stock exchange (TSX: SPB). He received a BS in Chemical Engineering from the University of Texas and an MBA from Pepperdine University.
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Contributions to the Board: As a member of the Audit Committee, Mr. Gottschalk maintains a strong insistence on clarity of disclosure in the Company’s filings. He views our disclosures from the perspective of an investor, routinely asking management to consider what a sophisticated stockholder both needs and wants to hear about. Further, he has been extremely helpful in introducing order, discipline and emphasis in earnings releases and management presentations for earnings calls. In addition, Mr. Gottschalk brings a strong sales and marketing acumen and pragmatic business approach which he employs in helping management to design more effective means for commercializing new technologies.

Emer Gunter, age 62, was elected to the Board in 2019.

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Experience: Ms. Gunter joined the Board after a 34 year career at Monsanto, during which she served as Director of Manufacturing for Latin America (overseeing 20 plants), Asia Pacific (overseeing 15 plants) and, ultimately, as Vice President of Environmental, Safety and Health. During that time, she led multiple initiatives in various countries relating to process optimization, de-bottlenecking, quality, cost reliability, ESH (environmental, safety and health), six sigma, factory automation, succession planning and new facility construction. She also served as a member of the Manufacturing Leadership Team and Monsanto Advisory Council, where she operationalized human rights initiatives, influenced ESH throughout the culture and led a step-change in contractor and employee safety performance, reducing the number of recordables by half, while the company doubled in size. Ms. Gunter’s extensive expertise in manufacturing, international business operations and ESH make her a valuable resource to the Company, which has a long history in manufacturing, and is committed to the principles of sustainability.
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Contributions to the Board: As Chair of the Nominating and Corporate Governance Committee and the Board’s first ESG Liaison, Ms. Gunter has been instrumental in helping management to establish a data-driven, regularly-updated and comprehensive ESG program. She provides not only top-level guidance but also offers a network of resources, such as six sigma specialists and project managers to assist management in furtherance of this initiative. In addition, drawing from her considerable experience in operational management, Ms. Gunter has been a driving force in effecting the expansion and standardization of safety and health practices across the Company’s workforce.

Keith M. Rosenbloom, age 54, was elected to the Board in June 2022.

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Experience: Mr. Rosenbloom has over 30 years of public and private investing experience. He is committed to helping AVD create long-term shareholder value by improving its asset allocation paradigm, corporate finance analysis, capital markets credibility and focus on improving long-term stakeholder returns. Mr. Rosenbloom is the co-founder of Cruiser Capital Advisors, LLC, which acts as the investment advisor to pooled investment vehicles on a discretionary basis. Over the past eight years, Mr. Rosenbloom has helped the boards of public companies such as A. Schulman (formerly NASDAQ: SHLM), Ashland Global (NYSE: ASH) and Dow Chemical (NYSE: DOW), add highly qualified members to their boardrooms, seeking to improve stockholder value at those companies. Mr. Rosenbloom also serves on a number of charitable boards including, Hillel International (Board of Governors), and Hatzalah (Israel's private EMT service). Mr. Rosenbloom graduated cum laude from Yale University.
•
Contributions to the Board: Mr. Rosenbloom has extensive experience in corporate finance, mergers and acquisitions, and public market and private equity investing. He continues to assist management to explore its capital allocation strategies and to consider the value of shareholder equity and the distinction between parts of the business that involve mature products and those that are investments into the future, such as R&D. This perspective is helping management to segregate various initiatives into separate P&Ls and to give investors greater clarity on the stability and profitability of the mature business, while demonstrating the level of investment in future growth.

Eric G. Wintemute, age 67, was elected to the Board in June 1994.

•
Experience: Mr. Wintemute served as President and Chief Executive Officer (“CEO”) from July 1994 until June 2011, and Chairman and CEO since June 2011. With 27 years’ experience on this Board, 42 years’ experience at the Company (27 years as CEO) and membership in leading crop protection trade groups (current member of the board of directors and past chairman of CropLife America), Mr. Wintemute brings a broad industry perspective to the Board. From 2013 until 2018, Mr. Wintemute served as a member of the board of directors of TyraTech, Inc., during which time it was a publicly traded company on the London Stock Exchange. TyraTech, Inc. was acquired by the Company in November 2018 and delisted at that time. His interaction with the heads of the Company’s peers, suppliers and customers; legislators; and enforcement authorities has enabled him to identify economic, technological and political trends affecting the Company.
•
Contributions to the Board: As Chairman and the primary point of contact between the Board and management, Mr. Wintemute ensures that the directors have a fair and open environment in which to conduct their business as well as information sufficient to enable them to carry out their duties. To that end, he coordinates and helps to shape the content – through both speakers and data – for Board meetings. These materials range from regular updates on financial performance to in-depth analysis on strategic initiatives or topics of especial interest to the Board. Mr. Wintemute remains closely involved in many of the Company’s most important initiatives, such as technology commercialization, supply chain continuity and investor relations and, as such, routinely provides the Board with a real-time view of these matters.

RISK OVERSIGHT

The Company’s Board of Directors has formal responsibility for risk oversight. In 2011 the Board formed a Risk Committee, which now consists of Scott D. Baskin (as chairman), Debra F. Edwards, Emer Gunter (as Environmental, Social Responsibility & Governance “ESG” Liaison) Patrick E. Gottschalk and Keith M. Rosenbloom. The Risk Committee meets regularly (at least four times per year) and coordinates primarily with the Risk Manager (Timothy J. Donnelly) of the Company. All members of the Board are invited to, and typically attend, Risk Committee meetings.

Senior management has also appointed a team of managers to serve as an executive risk committee, with responsibility to identify and assess areas of risks, to identify mitigation measures and to implement those measures. The Company has identified several material risks facing the Company and has identified risk owners responsible for marshalling the resources and leading a team to address those risks. These identified risks are updated from time to time and presently include:

•
Adverse regulatory climate and poor industrywide public image;
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Maintaining supply chain continuity for raw materials and intermediates;
•
Succession planning and retention;
•
Vulnerability to environmental or safety event;
•
Underperformance v. peers;
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Sustainable growth of core business, green solutions and precision application technology; and
•
Cyber-security.

These risks are incorporated into the risk-owners’ annual performance goals and are important factors in determining both job performance and incentive compensation. Executives serving as risk-owners periodically report their progress through the Risk Manager to the Risk Committee.

With respect to cyber-security, the Company has taken measures to ensure that our information systems are both secure and reliable. Our network consists of multiple locations linked through an internal network and, in some cases, through a multiprotocol label switching network. We have installed a firewall system through which all external traffic must proceed before reaching the internal network. These firewall systems monitor and track all activities on a continuous basis for diagnostics, testing and, where appropriate, remediation. Further, remote access is protected and authenticated through encrypted VPN connections. To the extent that the Company relies on third parties for data center hosting services, we require both physical and logical security access controls, environmental safeguards and periodic audits. Further, we perform vulnerability assessments and penetration testing through third party specialists on a regular basis. Finally, management communicates security policies to the workforce through orientation, employee handbooks, web-based tutorials and on-the-job training to ensure that all employees understand our security policies and procedures.

ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND GOVERNANCE

Human Capital Resources

We believe that, beyond being essential to our operations, our people have inestimable worth independent of our business. As outlined in our Human Rights Policy (see, www.american-vanguard.com under ESG tab), we believe that it is fundamental to our corporate responsibility and, indeed, to our humanity, that we recognize, respect and nurture the freedom and dignity of all persons. Accordingly, we have insinuated that belief throughout the fabric of our operations in our approach toward our employees. Indeed, the first two core values underlying our commitment to sustainability (see, Update to Corporate Sustainability Report, www.american-vanguard.com under ESG tab) are “Safety First” – which is a culture that begins with highly-regulated manufacturing plants, continues into the design of science-backed products and extends into market-leading delivery systems – and “Making a Difference” – under which, by rewarding achievement and giving our employees a voice, we attract diverse employees who want to make a difference in their careers, in the Company and in the communities that we serve.

Our Human Capital program consists of the following elements:

Board Oversight – through our Nominating and Corporate Governance Committee (“N&CG”), our board of directors oversees human capital-related risks and opportunities. At least annually, the Board, through the N&CG Committee requires that management update succession planning for key executives, including with respect to planning for the future with a commitment toward diversity, equity and inclusion.

Strategy and Development – the Company’s human capital strategy has three primary elements: giving our employees a voice, ensuring that they receive essential training and experience, and providing them with competitive benefits (including an outstanding health benefits plan and awards of common stock to the entire workforce). As we have covered in our Update to Corporate Sustainability Report, our Company is a destination for highly qualified employees who are drawn to a workplace where they can make a difference. Our managerial approach is that our functions work in a collaborative manner – cutting across departmental lines to arrive at better solutions with a high level of efficiency. This strategy has enabled the Company to maximize retention, even in an increasingly competitive employment market.

Compensation – as mentioned in our Strategy above, compensation is an essential element of our human capital approach. During the pandemic in the midst of the so-called “Great Resignation” that affected many industries, we took measures to incentivize our workforce to remain with us, including across-the-board wage increases in certain of our manufacturing facilities. To the extent that our highly skilled personnel are being recruited by other companies, we endeavor to keep an open conversation on their needs and, where appropriate, have increased their total compensation (through a combination of wage, stock and/or vacation) to retain them.

Voice – our management style is to solicit good ideas from employees, involve them in implementation and give them recognition for ideas that succeed. For example, personnel from any department (be it sales, technology, product development or otherwise) can submit ideas to our Innovation Review Committee (“IRC”) for consideration and potential funding. The IRC continues to be a source of new product ideas that has enabled us to launch several new formulations and other solutions on an annual basis. Similarly, our Beekeeper platform is a company-only social media channel on which employees anywhere in the world can report on their accomplishments, commendations of others and local developments.

Diversity, Equity and Inclusion (“DEI”) – the Company continues to expand its DEI program. And we believe that this commitment starts at the top. Three of nine members (33%) of our board of directors are female and two of nine (22%) are from underrepresented groups (LGBTQ and Latinx). Based upon the Company’s most current EEO-1 (“Equal Employment Opportunity”) Report, representation of African Americans in our domestic workforce exceeds the prevalence of that group in the national population, while representation of Hispanic personnel is slightly below the national average.

SUSTAINABLE AGRICULTURE

At the center of our Environmental, Social Responsibility and Governance commitment is the principle of Sustainable Agriculture, which, we believe, is broad enough to encompass a comprehensive ESG program, but clear enough to give us direction in our outlook and purpose in our activities. To us, Sustainable Agriculture is defined as follows:

We are committed to doing our best toward building a stable, affordable food supply both now and into the future. That commitment rests upon a foundation of social responsibility and equity. In that vein, we believe that sustainable agriculture must include these three principles:

Climate Equity – as outlined in our Climate Change Commitment, we are committed to making enterprise-wide, progressive and measurable efforts toward helping to arrest the trend of climate change. In making decisions, taking actions and conducting our operations we are mindful of climate equity, which holds that climate change has three primary effects – generational, regional and individual. To that end, we believe that reducing our carbon impact and, through our products and services, enabling others to do so, will advance climate equity consistent with the 2-degree warmer world as per the Paris Agreement. We advance this commitment on multiple fronts. We offer over 100 eco-friendly products – such as natural oils from Envance (used in Proctor & Gamble’s Zevo product line), microbial High Yield solutions from Agrinos (that enhance soil health and promote carbon sequestration) and tailored bionutritional products from Greenplants. In addition, our patented SIMPAS® precision application system, which enables a grower to dispense multiple crop inputs at variable rates as per an agronomist’s prescription (“only what is needed, precisely where it is needed”) serves to maximize yield while minimizing the environmental footprint. Further, our Ultimus® technology enables growers to measure, record and verify (“MRV”) crop input activity anywhere on the field. When linked to a permanent ledger, such as Blockchain, Ultimus can generate an immutable record of a grower’s activity and, particularly when used with our green solution products and SIMPAS, provides the ideal solution for the fast-growing carbon credit market. Through these means we are endeavoring to do our part to make the planet a better place than we found it.

Environmental Equity – we recognize that our planet has limited resources and that what we do with them has an effect on the habitat for both humans and other species, both for today and tomorrow. We also recognize that our activities can affect the environment generationally, regionally and individually. We are, therefore, committed to environmental equity within our operations. Specifically, and as more fully outlined in our sustainability reports (click on “ESG” on American-vanguard.com), we seek to conserve finite resources such as water, land and energy while protecting the environment and enhancing biodiversity, so that these resources are available in amounts and quality to support both our neighbors and future generations. In addition, we have committed significant resources toward supporting growers with precision application technology – like SIMPAS and Ultimus – that enable growers to manage, optimize and trace the use of crop and soil inputs, and to use only what is needed, precisely where it is needed. Furthermore, we are mindful of those who might be disproportionately affected by what we do, such as loaders and applicators of our products. To that end, we have been at the forefront of user-friendly, returnable, reusable closed delivery systems (from Lock ‘n Load to SMARTBox to SIMPAS/SmartCartridges) to minimize exposure and maximize safety for those on-the-ground.

Food Equity – Implicit in our commitment to sustainable agriculture is the principle of food equity, which has three aspects, once again, generational, regional and individual. First, food security – we believe it is essential to ensure the long-term sustainability and competitiveness of the Agriculture industry. We contribute toward food security by investing in both eco-friendly solutions that promote long-term soil and precision application and MRV technology, like SIMPAS and Ultimus, that give growers the best tools possible to ensure that their operations are viable, both today and tomorrow. Second, food availability – ensuring that food gets from field-to-table and, to the maximum extent possible, does not go to waste. As we saw in the pandemic, the supply chain for food can be broken, and those who suffer most are often those farthest from the fields. To that end, through our support of CropLife America and the Food and Agriculture Climate Alliance, we support legislation and funding to reduce food waste. Third, food affordability – ensuring that food prices can be maintained for all, including the impoverished. We do this by giving farmers effective tools, including precision application equipment, that optimize their costs, boost their yield, and enable them to produce and market food at reasonable costs.

Social Responsibility – our discussion of Sustainable Agriculture would not be complete without specific mention of our commitment to social responsibility. This concept is inherent in all forms of equity, be they climate, environmental or food related. However, social responsibility gives us pause to consider factors of a more fundamental nature, such as human rights. Our Human Rights Policy details our essential belief that we respect and support human rights, both within and outside of our operations. We believe that it is fundamental to our corporate responsibility and, indeed, to our humanity, that we recognize, respect and nurture the freedom and dignity of all persons.

Under the umbrella of Sustainable Agriculture, we are committed to operating our business with a sense of mindfulness – toward the climate, toward the environment and toward the good of humans and other species. We consider ourselves to be part of a broader mission – one of ensuring that people can rely upon a stable, affordable food supply both now and in the future. It is a privilege to be part of that mission. With that privilege comes responsibility, and we take that responsibility seriously.

CORPORATE GOVERNANCE OF THE COMPANY

The Company is committed to sound corporate governance principles and practices. Please visit the Company’s website at www.american-vanguard.com for the Company’s current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Finance Committee Charter, the Code of Ethics and Conduct, the Employee Complaint Procedures for Accounting and Auditing Matters, and Corporate Governance Guidelines, all of which are available to any stockholder upon request.

THE INDEPENDENCE OF DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently, in good faith and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

The Board currently consists of nine members. The Board has determined that eight of the nine members, that is, all except Eric G. Wintemute, are “independent” in accordance with the applicable rules and listing standards currently prescribed by the New York Stock Exchange for general service on the Board. The Board’s determination concerning independence was based on information provided by the Company’s directors and discussions among the Company’s directors. The Board examines the independence of each of its members at least once per year and more frequently, if there is any change in a member’s material relationship with the Company that could potentially interfere with the member’s exercise of independent judgment. Below is a table indicating the committee membership of the Company’s non-management directors.

	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Committee	Risk Committee	Lead
Angelini	●	●	*
Baskin	●			●	*	●
Bassett		●	●	●
Edwards		*	●		●
Erlich	*	●		●
Gottschalk	●	●			●
Gunter			●	*	●
Rosenbloom	●		●		●

(*) Committee Chair

(●) Committee Member

MEETINGS OF THE BOARD

The Board met nine times during the year ended December 31, 2022. All directors attended 100% of the aggregate of the number of meetings of the Board and at least 75% of the total number of meetings held by all committees of the Board for which they served. The non-management directors of the Company meet at regularly scheduled executive sessions without any member of the Company’s management present. The individual who presides at these executive sessions is the lead director, Scott D. Baskin. Interested parties who wish to communicate with the lead director or with non-management directors may do so by email to directors@amvac.com.

The Board does not mandate that its members attend the Annual Meeting of Stockholders. All directors attended the 2022 Annual Meeting of Stockholders, which was held virtually.

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is currently composed of Morton D. Erlich (Chairperson), Marisol Angelini, Scott D. Baskin, Patrick E. Gottschalk and Keith M. Rosenbloom, all of whom are non-employee directors and financially literate. The Board has determined that all members of the Audit Committee are independent directors under the applicable rules and regulations currently prescribed by the SEC and the applicable rules and listing standards currently prescribed by the New York Stock Exchange. In addition, the board has found that Mr. Erlich is an “audit committee financial experts” within the meaning of applicable SEC rules and regulations. The Audit Committee held six meetings during the year ended December 31, 2022.

The responsibilities of the Audit Committee are set forth in the current Audit Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

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Providing oversight on the financial reporting process and the adequacy of the Company’s internal controls.
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Engaging the services of an independent registered public accounting firm to audit the Company’s consolidated financial statements and internal controls for financial reporting.
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Pre-approving all services performed by the independent registered public accounting firm.
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Reviewing the scope of the audit activities of the independent registered public accounting firm and appraising audit efforts.
•
Reviewing services provided by the independent registered public accounting firm and other disclosed relationships, as they bear on the independence of that firm.
•
Overseeing the performance of the Company’s internal audit function.
•
Establishing procedures for the receipt, consideration, investigation and resolution of complaints, if any, regarding accounting, internal controls or auditing matters.

Please also see the Audit Committee Report on page 16 of this Proxy.

Compensation Committee

The Compensation Committee is currently composed of Debra F. Edwards (Chairperson), Marisol Angelini, Mark R. Bassett, Morton D. Erlich and Patrick E. Gottschalk, all of whom are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. Further, the Board has found that each of the members of the Compensation Committee, who administers the Company’s compensation plans, is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is an “outside director” under Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held five meetings during the year ended December 31, 2022.

The responsibilities of the Compensation Committee are set forth in the current Compensation Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•
Establishing executive compensation policy consistent with corporate objectives and stockholders’ interests.
•
Overseeing the process for evaluating CEO performance in comparison with Board-approved goals and objectives.
•
Recommending CEO compensation to the Board.
•
Administering grants and options in Company stock under the Company’s compensation plans.
•
Evaluating the independence of compensation professionals.

Please also see the Compensation Committee Report on page 28 of this Proxy.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Emer Gunter (Chairperson), Scott D. Baskin, Mark R. Bassett and Morton D. Erlich. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. The Nominating and Corporate Governance Committee held four meetings during the year ended December 31, 2022. In addition, Ms. Gunter serves as ESG Liaison between the N&CG Committee and senior management.

The responsibilities of the Nominating and Corporate Governance Committee are set forth in the current Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•
Recommending nominees for election and re-election to the Board of Directors.
•
Reviewing principles, policies and procedures affecting directors.
•
Overseeing evaluation of the Board and its effectiveness.
•
Recommending committee assignments and lead director nominees to the Board.
•
Reviewing succession planning for executive officers.

Finance Committee

The Finance Committee is currently composed of Marisol Angelini (Chairperson), Mark Bassett, Debra F. Edwards, Emer Gunter and Keith M. Rosenbloom. The Finance Committee held two meetings during the year ended December 31, 2022.

The responsibilities of the Finance Committee are set forth in the current Finance Committee Charter, which is available on the Company’s website (www.american-vanguard.com) and involves, among other things:

•
Working with senior management to evaluate, investigate and recommend changes in the area of corporate finance.
•
Reviewing and approving acquisitions, divestitures and restructuring activity.
•
Reviewing and approving short-term and long-term financing plans.

Risk Committee

The Risk Committee is currently composed of Scott D. Baskin (Chairperson), Debra F. Edwards, Patrick Gottschalk, Emer Gunter and Keith M. Rosenbloom. The Risk Committee held four meetings during the year ended December 31, 2022. All members of the Board are invited to, and typically attend, Risk Committee meetings. The primary responsibility of the Risk Committee is to oversee risk management at the Company and to ensure that the Company continuously monitors material risks, identifies mitigation measures for those risks, and takes commercially practicable measures to minimize those risks to the fullest extent possible. The committee works with the Company’s Risk Manager and senior management to conduct (or cause to be conducted) periodic assessments of the Company’s risk profile and to ensure the following:

•
That adequate resources are made available to address and mitigate risks, where possible,
•
That risk owners are identified and made accountable for addressing these risks, and
•
That the practice of monitoring and addressing these risks remains a part of the Company’s culture.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is directly responsible for the appointment, compensation and retention of the independent registered public accounting firm that audits the Company’s consolidated financial statements and its internal control over financial reporting. In 2022, the Audit Committee took a number of steps in consideration of a change in auditors including an audit tender process. As a result, Deloitte & Touche LLP (“Deloitte”) was selected as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Both the Audit Committee and the Board believe that the engagement of Deloitte in this role is in the best interests of the Company and its stockholders. As noted in Proposal No. 2 herein, the Board recommends that its stockholders ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for 2023. A representative of Deloitte will attend the Company’s 2023 Annual Meeting of Stockholders to answer questions, if any, posed by the stockholders.

Further, the responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and, with management, to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out this role, relies on the Company’s senior management, including senior financial management, and its independent registered public accounting firm. BDO has served as the Company’s independent registered public accounting firm since 1991 and has a policy of rotating the lead engagement partner at least every five years. The last change in lead engagement partner occurred in June 2022, when the lead engagement partner resigned from BDO and was replaced.

We have reviewed and discussed, with senior management, the Company’s audited consolidated financial statements included in the Company’s 2022 Annual Report on Form 10-K for filing with the Securities and Exchange Commission. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with BDO, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees (“AS 1301”), issued by the Public Company Accounting Oversight Board (“PCAOB”). AS 1301 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant misstatements, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from BDO, a letter of independence providing the disclosures required by Rule 3526, “Communication with Audit Committee Concerning Independence” with respect to any relationships between BDO and the Company that, in its professional judgment, may reasonably be thought to bear on independence. BDO has discussed its independence with us, and has provided written confirmation that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2022, we recommended to the Board of Directors, and the Board of Directors agreed, that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent registered public accounting firm. Nor is it the responsibility of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE

Morton D. Erlich, Chair

Marisol Angelini

Scott D. Baskin

Patrick Gottschalk

Keith Rosenbloom

April 25, 2023

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of December 31, 2022, by persons who are beneficial owners of 5% or more of the outstanding Common Stock is set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (*)	Percent of Class
Blackrock, Inc.	4,822,472	16.3%
55 East 52nd Street New York, NY 10055

Dimensional Fund Advisors LP	2,461,505	8.3%
6300 Bee Cave Road, Building One Austin, TX 78746

The Vanguard Group	1,971,940	6.7%
100 Vanguard Blvd. Malvern, PA 19355

(*) Based on information reported to the SEC by, or on behalf of, such beneficial owner.

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock, as of April 5, 2023, by persons who are directors and nominees for directors, the executive officers of the Company named in the Summary Compensation Table, and by all directors and officers as a group is set forth below. Unless otherwise indicated the Company believes that each of the persons set forth below has the sole power to vote and to dispose of the shares listed opposite his or her name.

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Chairman & Chief Executive Officer	Eric G. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	1,159,203	(1)	3.9%
Director	Debra F. Edwards 4695 MacArthur Court Newport Beach, CA 92660	26,354		(3)
Director	Morton D. Erlich 4695 MacArthur Court Newport Beach, CA 92660	28,801	(2)	(3)
Director	Scott D. Baskin 4695 MacArthur Court Newport Beach, CA 92660	26,401		(3)
Director	Émer Gunter 4695 MacArthur Court Newport Beach, CA 92660	15,928		(3)
Director	Marisol Angelini 4695 MacArthur Court Newport Beach, CA 92660	5,697		(3)
Director	Patrick E. Gottschalk 4695 MacArthur Court Newport Beach, CA 92660	13,231		(3)
Director	Keith M. Rosenbloom 4695 MacArthur Court Newport Beach, CA 92660	989,852		3.4%
Director	Mark R. Bassett 4695 MacArthur Court Newport Beach, CA 92660	3,218		(3)
Chief Operating Officer (AMVAC Chemical Corporation)	Ulrich G. Trogele 4695 MacArthur Court Newport Beach, CA 92660	170,713		(3)
Chief Financial Officer	David T. Johnson 4695 MacArthur Court Newport Beach, CA 92660	83,793	(4)	(3)
Chief Administrative Officer	Timothy J. Donnelly 4695 MacArthur Court Newport Beach, CA 92660	86,060		(3)
SR VP of US and Canada Sales	Anthony S. Hendrix 4695 MacArthur Court Newport Beach, CA 92660	63,364	(5)	(3)
Managing Director (AMVAC Netherlands BV)	Peter E Eilers 4695 MacArthur Court Newport Beach, CA 92660	58,122		(3)
Directors and Officers as a Group		2,730,737		9.3%

(1)
This figure includes 78,127 shares of Common Stock Mr. Eric Wintemute is entitled to acquire pursuant to stock options exercisable within 60 days of this Report.
(2)
Represents shares held by the Erlich Family Trust, in which Mr. Erlich is a trustee and beneficiary, and over which Mr. Erlich shares voting power with his spouse.
(3)
Under 1% of class.

(4)
This figure includes 13,000 shares of Common Stock Mr. Johnson is entitled to acquire pursuant to stock options exercisable within 60 days of this Report.
(5)
This figure includes 5,611 shares of Common Stock Mr. Hendrix is entitled to acquire pursuant to stock options exercisable within 60 days of this Report.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on the Company’s review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, except as described in the immediately following sentence, the Company believes that during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial stockholders were complied with except for two instances: i) Forms 3 and 4 for new directors (Messrs. Bassett, Gottschalk and Rosenbloom) were filed late following their election in connection with the contested proxy of June 2022 (as it was not possible to obtain SEC filing codes within 48 hours of the reporting persons’ election dates); and ii) as reported in amended Forms 3 and 4 (filed with the SEC on April 5, 2023) Cruiser Capital Master Fund LP (“Cruiser”), over which director Keith Rosenbloom has voting and dispositive power of the Company’s common stock and which is deemed to be a director by deputization, had amended its original Form 3 to reflect the addition of 21,898 shares of the Company’s common stock that it had purchased prior to June 1, 2022 (and had been excluded from the total share count in error) and amended its original Form 4 to reflect the purchase of an additional 180,000 shares of the Company’s common stock that had been purchased in the aggregate on August 9, 2022 and August 10, 2022 by an unaffiliated client of Cruiser without the involvement or knowledge of Cruiser and transferred into a separately managed account over which Cruiser had voting and dispositive power.

EMPLOYEE COMPENSATION AND ENTERPRISE RISK

The Company has concluded that its compensation policies and practices do not give rise to any risk that is reasonably likely to have a material adverse effect upon it. In reaching its conclusion, the Company has found, among other things, that all business units have a similar compensation structure and that no business unit bears a disproportionate share of the overall risk profile, profits or revenues. Compensation for senior executives and, derivatively, the entire workforce is subject to achievement of Company-wide financial objectives within the SMARTgoals (as defined on page 21) established by the Board and management annually. These include metrics for net sales, net income, EBITDA and working capital management. Further, all functions forecast annual profit (where applicable) and expense targets, which are consolidated into an overall budget. While each profit-and-loss center is held accountable toward achieving its operating margins and expense forecasts, each such center is also held to company-wide performance which determines, among other things, the size of the overall incentive compensation pool and the availability of equity. Finally, senior management goes to great pains to allocate annual bonus and equity awards among individual employees and within the operating functions in an equitable manner.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s performance in 2022 was stronger in most all respects as compared to the prior year. The domestic agricultural economy continued its second upcycle year following a multi-year downcycle that concluded at the end of 2020. With that trend, commodity prices for many crops, including corn, soybeans and cotton, rose and remained strong. Further, with greater confidence in the post-pandemic agricultural and chemical market and improved availability within the shipping industry, growers and distribution relaxed their procurement patterns from a mode of ordering months in advance of the planting season (in 2021) to more of a just-in-time approach (in 2022). While the Company had enjoyed a strong growth trajectory for the first three quarters of 2022, that curve flattened during the fourth quarter, as supply chain disruptions prevented the production and sale of the Company’s leading corn soil insecticide during that period. It is also worth noting that, while shipping services had become more readily available during 2022, the cost of freight rose to its highest point since the start of the pandemic.

In summary, net sales for 2022 rose 9%, as compared to 2021 (to $609,615 from $557,676), and net income was up about 47% (to $27,404 from $18,587). Operating income rose 31% (to $40,651 in 2022 from $30,946 in 2021). As a result of the sales dynamics just described, gross profit during 2022 was approximately 13% above that of 2021 ($241,352 vs. $214,047). Further, gross profit when expressed as a percentage of sales was 40%, as compared to 38% in the prior year. Operating expenses increased by 10% ending at $200,701 in 2022 as compared to $183,272 in 2021; operating expenses (which include outbound freight) as a percent of net sales remained flat at 33% in 2022.

Despite numerous increases in the interest rate by the Federal Open Market Committee over the course of the year, our interest expense remained approximately even with that of the prior year ($3,954 in 2022 vs. $3,687 in 2021). This performance was due to the average level of our borrowings, continued strong cash generated from increased sales, continued focus on working capital management and a high level of participation by customers in our prepayment programs. For 2022, our effective tax rate decreased (23.8% in 2022 vs. 30.1% in 2021). Our net income was $27,404 in 2022, as compared to $18,587 in 2021, which represents an increase of about 47%.

In summary, the Company’s financial performance improved in virtually every respect, as compared to the prior year, and its balance sheet improved as well. With higher pre-tax earnings, the incentive compensation pool was substantially higher than that of 2021. With strong companywide performance and the achievement of nearly all financial SMARTgoals, the cash bonus and total direct compensation for the CEO were between the 25thpercentile and the median of the CEOs of the Company’s Proxy Peers, while the CEO’s equity award was at about the 25th percentile. With respect to the cash bonus, total direct compensation and equity award, the other NEOs were below the 25th percentile of the Company’s proxy peers. As indicated by the table to the right, the Company’s one-year total shareholder return (“TSR”) was above the 75th percentile of its Proxy Peers and, with respect to three- and five-year TSR, exceeded the median of its Proxy Peers. In short, the Company believes that, overall, executive compensation for 2022 was consistent with the rubric of pay-for-performance with respect to Proxy Peers.

Compensation Objectives

Our executive compensation program has three primary objectives to:

•
Align management’s interests with the long-term interests of stockholders;
•
Provide compensation on the basis of performance that supports key financial and strategic business outcomes; and
•
Attract, motivate and retain top talent to lead our business.

Our first objective is accomplished by ensuring that our executives are stockholders. We do this through the regular award of equity, whether in the form of restricted stock, options or performance-based shares/options, and the adoption of executive stock ownership guidelines. We make these equity awards through our stock incentive plan, which was most recently approved in its current form by our stockholders at the 2022 Annual Meeting. Our second objective means that we want our executives to seek optimal results in both the short and long term. One of the primary means of rewarding performance is through cash incentive compensation. Another means is through performance-based equity, which requires that the Company attain certain measures of financial success (i.e., earnings before interest and income taxes “EBIT”, net sales, and TSR), as compared to its industry peers and to broader industry in general. Our third objective is accomplished through ensuring that our compensation is competitive (for example, through benchmarking the compensation practices of similarly-situated companies) and to promote the retention of key talent through awards of stock (either restricted stock units or stock options) that cliff vest in three years.

What We Reward

We expect our executives to operate at a high level and to be involved in setting and executing our business plan. Accordingly, our executives are directly involved in defining the Company’s strategy (its roadmap to success), its budget (the short term business plan), and the associated short term objectives which are established as necessary to achieve the budget (our “SMART” goals, which are Specific, Measurable, Achievable, Realistic and Time-Based). SMARTgoals are the primary measure to which each executive is held accountable. They vary from position to position and include both company-wide goals (as, for example, net sales and net income for the CEO) and individual goals (for example, factory efficiency targets for the Vice President of Manufacturing). See “Elements of 2022 Compensation and Why We Pay Them” for a more detailed discussion on SMARTgoals and their role in incentive compensation. In addition, we award performance shares that provide for a maximum award of twice the target number of shares in the event that management outperforms its peers with respect to earnings before interest and income taxes, net sales and TSR. Thus, in the interest of maximizing its equity holdings, management has an additional incentive to strive for improvement. Finally, in addition to these goals, which drive overall Company performance, we also expect our executive team to respond to changing market conditions, to solve unforeseen problems and to show leadership and initiative.

Compensation Program Best Practices

The Compensation Committee continues to implement and maintain sound practices in our executive compensation program and related areas. Our current compensation program includes features that we believe drive performance and excludes features we do not believe serve our stockholders’ long-term interests. The table below highlights the “Sound

Practices” features that our compensation program includes and “Poor Pay Practices,” which are excluded. Certain of these features are described in greater detail after the table.

Included Features (“Sound Practices”)	Excluded Features (“Poor Practices”)

➣ Performance-based Equity – Half of the equity awards made to executives vest based upon metrics as compared to a peer group, specifically, net sales, EBIT and TSR which over a performance period, typically three years’ in length.

➣  Caps on Individual Bonuses – Our executives’ incentive compensation is capped at 1.6 times salary for the CEO and 1 times salary for other officers.

➣  Clawback Policy – Our executives are subject to having incentive compensation recouped by the Company in the event of material fraud or misconduct resulting in a restatement of financial statements.

➣  Stock Ownership Guidelines— We have adopted share ownership requirements for both our executive officers (4X base wage for CEO and 2X base wage for CEO reports) and our directors (four years’ worth of stock awards).

➣  Consultant Independence – The Committee retains an independent compensation consultant. Our consultant is evaluated annually for independence to ensure objectivity.

➣ Market Benchmarking – Compensation decisions are made in the context of relevant market comparators.

➣  Risk Management – Our executive officers’ compensation program has been designed and is reviewed to ensure that it does not encourage inappropriate risk-taking. (Please see page 19 of this Proxy).

➣  “Double Trigger” severance – Our change in control agreements require both a change in control and termination during a two year period before equity is accelerated and monetary benefits become due. (Please see page 35 of this Proxy).

➣ No income or excise tax gross-ups.

➣  No “single trigger” severance payments.

➣  No guaranteed base salary increases, minimum bonuses or equity awards.

➣  No resetting of strike price on underwater options.

➣ No replacement or “make whole” awards of equity.

➣ No Hedging–Our executive officers and directors are prohibited from all hedging activities (as, for example, with zero-cost collars and forward sales contracts) and holding Company securities in margin accounts.

A.
High Percentage of Performance Shares

In making equity awards to executive officers, the Company splits those awards between time-based restricted stock (having a three-year, cliff-vesting period) and performance shares (which also have a three-year cliff-vesting period), the terms and conditions of are set forth in the form Performance Share Agreement attached as Exhibit 10.14 to the Company’s Form 10-K for the year ended December 31, 2022 that was filed with the SEC on March 16, 2023. As per the standard agreement, performance shares vest upon the occurrence of two things: first, the recipient’s continuous employment with the Company through the third anniversary of the award date, and second, the achievement of certain financial metrics as follows. Over the course of a three year performance period, the Company measures the relative growth of EBIT (weighted at 50%) and net sales (weighted at 30%), as compared to the median growth of EBIT and net sales, respectively, of a peer group of companies, which, as of December 31, 2022, consisted of Bayer/Monsanto, BASF, Corteva, Syngenta/Adama, Nufarm, FMC, United Phosphorus and Isagro (the “Ag Peer Group”). Over the past four years, the AgChem Peer Group has changed with industry consolidation. Nevertheless, in the Company’s opinion, these companies represent the leading public companies in the AgChem sector; thus, we believe it is appropriate to use these companies as a benchmark against which to compare the Company’s financial performance.

In addition to the EBIT and net sales metrics, the Company also measures TSR, for the same performance period as compared to that of the Russell 2000 (weighted at 10%) and the Company’s Proxy Peers (as defined on Page 27) for the fiscal year immediately preceding the date of the award (weighted at 10%). In order to calculate the number of performance shares earned, the Company takes the product of the (number of shares granted) x (weighting factor) x (the applicable performance factor). When applied, the performance factors, which are listed below for EBIT, net sales and TSR, can yield a result as low as zero shares (when the Company has underperformed) and as high as 200% of the target shares granted (when the Company has outperformed its comparator group).

Table 1 - PERFORMANCE FACTORS – EBIT & Net Sales
% Proxy Peers Median	% Target Payout[1]
≥125%	200%
117.5%-124.9%	150%
110%-117.4%	125%
100%	100%
80%	50%
<80%	0%

Table 2 - PERFORMANCE FACTORS – TSR Goal

% Proxy Peers Median	% Target Payout[2]
≥80thpercentile	200%
60th percentile	150%
50th percentile	100%
40th percentile	75%
30th percentile	50%
<30th percentile	0%

(1)
For performance between 80% and 109.9% of “% Proxy Peers Median”, the payout percentage is interpolated on a linear basis between points on the “% Target Payout” scale.

(2)
For performance between 30th percentile and 80th percentile of the “% Proxy Peers Median”, the payout percentage is interpolated on a linear basis between points on the “% Target Payout” scale.

Since the Company began the process of granting awards of performance shares, we have experienced mixed vesting performance. Because there are multiple factors used to determine vesting (EBIT, sales and TSR versus two different comparator groups), it is typical for one or more metrics to vest at or above target, while another vests below target (resulting in a partial forfeiture). For example, with respect to 147,000 performance shares granted in November 2020 (having a 2.5 year term), at present the EBIT portion (50%) is tracking to vest at 0% of target, net sales (30%) is tracking at 1.5X target, the Russell 2000 TSR (10%) is tracking at 2X target and the AgPeers TSR (10%) is tracking at 1.3X target. As currently measured, then, those awards are at 78% of the target. Based upon this experience, then, we can say that the performance metrics are neither too lax, nor overly restrictive. Further, because all financial metrics within these agreements are based upon external relative comparisons, it is not possible to “manage” any of those metrics (e.g., net sales) toward a preconceived outcome. In addition, with a three-year performance period, it is impossible to predict how industry peers and stock comparators will actually perform.

B.
Caps on Individual Bonuses

The Company continues to follow a policy of placing individual limits on each executive’s annual incentive cash compensation. Specifically, the CEO is limited to 1.6 times his annual salary, while the other NEOs are limited to one times his or her annual salary. The Compensation Committee has put these caps in place both to eliminate the possibility that any one individual will receive an excessive share of the bonus pool and to prevent windfall payments in the event that unforeseen circumstances result in goals being drastically exceeded.

C.
Clawback Policy

The Company also continues to follow a clawback policy that provides:

“subject to the restrictions of applicable law, in the event of material fraud or misconduct leading to a restatement of the Company’s financial statements, the incentive compensation of executives found to be complicit in such material fraud or misconduct may be recouped in whole or in part by the Board of Directors after a hearing on the matter; provided, however, that if the subject executive does not agree with the outcome of such hearing, prior to instituting litigation, the parties shall promptly refer the matter to mediation.”

We believe that this policy serves multiple purposes. First, it sends a strong message to senior management that the Company is committed to the highest standards of legal compliance and accounting discipline. Second, by placing paid compensation at risk, it serves as an additional incentive to senior management to live up to this commitment. And third, the policy should help contribute to stockholders’ peace of mind that the Company requires accuracy and completeness in its financial reporting.

D.
Stock Ownership Guidelines

Under the Company’s stock ownership and stock retention policy, the CEO is required to obtain and maintain four times his base wage in stock, and Section 16 officers other than the CEO are required to obtain and maintain two times their base wage in Company common stock. This is to be accomplished, in part, through periodic grants of equity by the Board. For purposes of calculating the value of shares under the policy, the Company includes shares purchased on the open market, shares acquired through option exercise, unvested restricted shares, shares owned outright and vested but unexercised options. Similarly, as more fully described in page 42 under “Director Compensation,” non-management directors are required to accumulate and maintain shares equal in amount to the number of shares granted to them during the first four full years of service on the Board. Through these policies, the interests of both executive officers and directors are better aligned with those of our stockholders.

E.
Anti-Hedging Policy

The Company’s Anti-Hedging Policy prohibits both directors and Section 16 officers from both hedging and other non-monetized transactions, such as zero-cost collars, forward sales contracts or other similar instruments, which allow a person to lock in much of the value of his or her stock holdings, generally in exchange for all or part of the potential for upside appreciation in the stock. The Company believes that such instruments place the subject shares at risk of unexpected disposition (as, in the case of a call or foreclosure) and change the essential nature of the investment in common stock, thus serving to misalign the holder’s interests from those of the Company’s stockholders.

Compensation Consultant Independence

As per NYSE Listing Standard 303A.05(c)(iv), the charter of the Compensation Committee requires that committee to evaluate the independence of its compensation consultants. Accordingly, that committee evaluated its compensation consultant, Exequity LLP, in 2022 and determined that there is no conflict of interest with that firm and that with respect to the six factors set forth in the listing rules, Exequity was independent, as indicated by the following:

Independence Factor	Consultant Compliance

➣ Provision of other services to the Company by the consultant.

➣ Amount of fees received from the Company as a percentage of consultant’s total revenues.

➣ Policies and procedures of committee with regard to its consultant are designed to prevent conflicts of interest such as:

➣  Providing unrelated services.

➣  Trading in the stock of its clients.

➣ Any business or personal relationship with a member of the Compensation Committee.

➣ Any stock of the Company owned by consultant.

➣ Any business or personal relationship with an executive officer of the Company.

➣ Consultant does not provide other services to the Company.

➣ Fees received by consultant during FY 2022 are less than 1% of the consulting firm’s revenues for that year.

➣ Consultant has implemented principles to ensure independence:

➣ Does not provide unrelated services.

➣ Does not trade in the stock of its clients.

➣ There is no relationship with a member of the Compensation Committee.

➣ Consultant owns no shares of the Company.

➣ There is no relationship with an executive officer.

We believe that, by ensuring the independence and objectivity of our compensation consultant, we provide an additional assurance that the consultant will not be influenced by improper motives, such as personal gain, that could compromise its ability to recommend a fair and transparent plan of compensation for Company executives.

Consideration of “Say on Pay” Advisory Vote for Past Three Years

At each of the last three Annual Meetings of Stockholders, we have held an advisory stockholder vote on executive compensation. At the meetings held in 2022, 2021 and 2020, approximately 83% (in a contested proxy), 99%, and 99%, respectively, of the shares that voted approved our executive compensation described in the subject proxy statement. During that period, the Company’s compensation policies and practices have not changed markedly. Thus, both the Compensation Committee and the Company viewed these voting results as a strong indication that the Company’s stockholders support our compensation policies and practices. Further, the Company maintains a plan of regular outreach to, and interaction with, investors, potential investors and analysts through personal meetings, telephone conversations and attendance at investment conferences. In 2022, the Company had direct contact with over half of the active institutional investors in its common stock. Through these efforts, the Company continually elicits issues of concern from these stakeholders. Investors did not raise any issues with respect to compensation. Matters of greatest interest to stockholders have typically concerned strategic direction, total shareholder return, the 3- to 5-year plan for growth, technology development, supply chain, market conditions, international businesses, operating expenses and the balance sheet. Further, the Company held multiple conversations with stockholders in the course of the 2022 proxy contest. While activist investors recommended against the Company’s compensation policies and practices, stockholders nevertheless overwhelmingly approved those practices, even while voting for the activists’ three director nominees.

Elements of 2022 Compensation and Why We Pay Them

Salaries— As per the Company’s standard practice, the 2022 salaries were set in December of the prior year in the context of benchmarking from the Compensation Committee’s independent compensation consultant. With continued, high single-digit inflation in 2021, while annual increases for 2022 among public companies were on the order of 4%, salaries for the Company’s NEOs were increased by only 3% effective at the start of 2022. It should be noted that the Company does not always give annual salary increases to its employees; in fact, in certain years, salaries were frozen. It should also be noted that the Company has historically raised salaries in excess of a modest adjustment when an officer takes on additional, meaningful responsibilities.

For the CEO, base salary was approximately 52% of total cash compensation in 2022. This compares to 67% in 2021 and 97% in 2020 (in which year he received no bonus). The base salary as a percent of total cash compensation among NEOs as a group followed a similar pattern, 69% in 2022, 73% in 2021 and 86% in 2020.

Incentive Compensation— In 2022, as in prior years, executives were eligible to receive annual incentive compensation in the form of a cash bonus. Unlike salary, the cash bonus is “at risk” and varies from year to year depending upon many factors. The main reason for this element of compensation (which is typically paid in the month of March or April immediately following the measurement year) is to reward the executive for Company performance and the executives’ individual contributions.

Incentive Pool Funding— In 2022, the Company reserved the incentive compensation pool by measuring the consolidated pre-tax income. After having achieved pre-tax income in an amount equal to at least one-half of the amount forecasted in the budget for the subject quarter, the Company reserves 15% of its pre-tax income to serve as the pool from which incentive compensation may be paid to the entire workforce. As has been standard practice for several years, from that pool, the Compensation Committee may, but is not obligated to, pay bonuses to some or all of the employee population. At year end, the Compensation Committee evaluates Company performance (including net sales, net income, indebtedness, and working capital measures). If these measures fall short of the Company’s budget, then the Committee may reduce the pool at its discretion.

Bonuses are specifically allocated from the pool as follows. The CEO and CAO jointly review the performance of the Company’s executive officers and present their findings to the Committee along with a proposed allocation among individuals and, at least preliminary, with respect to the balance of the workforce. The Committee then reviews the proposed allocation and takes into account prevalent pay practices among proxy peers, each the executive’s achievement of his or her SMARTgoals (as defined on page 21 above) and the Company’s overall performance. On that basis, the Committee makes a recommendation to the Board as to the proposed allocation, which, in turn, approves (either with or without changes), invites management to make a final proposal in keeping with the Board’s findings and gives the Committee Chair authority to approve the final allocation, provided that it is substantially consistent with the Board’s findings.

As mentioned above, the Company caps individual incentive awards for executive officers, limiting the CEO to 1.6 times salary and other NEOs to 1 times salary. The Company has not established specific targets for calculating incentive compensation for NEOs from year-to-year. As a threshold matter, to the extent that the Company’s pre-tax income is less than one-half of budgeted pre-tax income, the NEOs have typically received no bonus. Historically, incentive compensation for the Company’s executives has risen and fallen with the Company’s performance.

Pre-tax earnings exceeded one-half of the budgeted target during 2022. Accordingly, management accrued 15% of pre-tax earnings to fund an incentive compensation pool in the amount of $6.35 million. The 2022 incentive pool was about 35% larger than the pool that had been accrued in 2021. However, with increased headcount driven by Company growth including acquisitions, the Compensation Committee adjusted the multiple for incentive compensation downward for the NEOs in order to accommodate a larger workforce.

As for 2022 SMARTgoals, the Company exceeded sales, profitability and EBITDA targets and, further, improved the balance sheet, ending the year with lower debt, higher borrowing capacity and lower inventory levels. In short, management met or exceeded most of their SMARTgoals during the year.

When evaluating pay-for-performance, in addition to financial performance, it is useful to note TSR for the one-, three- and five-year periods ended on December 31, 2022. Those data are set forth in the table on page 20 above.

Equity—We believe that in providing equity to senior executives and requiring that shares equal in value to a multiple of base salary be accumulated by such executives over time, the interests of our executives will be more fully aligned with those of our stockholders. The Company has adopted a policy to prohibit short sales or hedging transactions by executives and members of the Board. Through these awards and these policies, the Company believes that executives will take a longer term view of the Company and will seek to enhance stockholder value several years into the future. Equity awards also serve as a means of encouraging future performance and of retaining key employees over the long term. In addition, it is highly prevalent among peer companies to award equity to executives regularly. In the Company’s case, these awards are typically made early in the fiscal year. We believe that it would be difficult to attract, motivate, and retain executives without offering them a share in the Company’s long-term prospects.

As more fully described below in “Benchmarking and the Compensation Consultant”, the Compensation Committee periodically conducts a benchmarking study to take into account, among other things, the prevalence (by amount and type) of equity awarded to executive officers of similarly situated companies. These studies typically include information on prevalent rates at which available shares are consumed under equity plans of peers. In awarding equity, the Compensation Committee considers not only these studies, but also the compensation history of the Company, retention issues, and the expensing of equity awards in connection with its recommendation to the Board. In 2022, the Board followed its standard practice of awarding shares (half time-based, half performance-based) to executives.

Other Benefits— In 2022, the Company continued its practice of offering a comprehensive suite of other benefits to its executives, including group health (medical, dental and vision) and life insurance to all of our employees. Our medical plan took the form of PPO programs which are largely self-funded. However, the Company limited its claims exposure by maintaining stop loss coverage on an individual basis and appointed Collective Health as its third-party administrator. Collective Health offers not only claims processing service, but also a user-friendly, phone-based application as its claims interface. Health benefits premiums were highly subsidized by the Company and offered extremely competitive terms (e.g., low co-payments and office visit charges). As a corollary to the group health plan, the Company continued to promote wellness through a voluntary program, through which the Company gave financial incentives for fitness, participation in group events (e.g., virtual 5K, on-line fitness challenge), health and diet coaching, among other things. These programs are a powerful tool in retention, recruiting, morale-building, and maintaining the health of the workforce. Our executives also received life insurance and long-term disability insurance coverage. In addition, certain executives received an automobile allowance and, in the case of the CEO, reimbursement for other perquisites (e.g., country club membership that provides a venue for the cultivation of business relationships).

Finally, in 2022, our executives (and all full-time employees) continued to have the option to participate in the Company’s 401K retirement savings plan, under which the Company matches up to 5% of the participant’s salary (subject to an annual cap) and the Employee Stock Purchase Plan (the “ESPP”), which permits the purchase of Company shares at a discount through payroll deduction.

Benchmarking and the Compensation Consultant

During 2022 the Compensation Committee’s independent compensation consultant, Exequity, revisited the group of comparator companies for purposes of benchmarking executive compensation, which analysis it completed in November 2022. In connection with those efforts, Exequity defined a group of comparators, focusing on product lines, GICS numbers, and a proxy review to determine whether and to what extent peer companies identified the Company (or others in the Company’s peer group) as comparators. The comparator group (“Proxy Peers”) identified by Exequity consisted of 12 publicly traded specialty chemical companies, namely: AgroFresh Solutions, Inc. (AGFS), Balchem Corporation (BCPC), Chase Corporation (CCF), CVR Partners LP (UAN), Hawkins, Inc. (HWKN), Innospec Inc. (IOSP), Intrepid Potash, Inc. (IPI), Landec Corporation (LNDC), Livent Corporation (LTHM), LSB Industries, Inc. (LXU), Quaker Chemical Corporation (KWR) and Tredegar Corporation (TG). Proxy Peers had median revenues of $544 million per annum, median market capitalization $1,123 million and median enterprise value of $1,420 million. To our knowledge American Vanguard is the only publicly traded crop protection Company of its size, and no Proxy Peers operate at all in the crop protection sector.

According to Exequity’s analysis, 2022 compensation for the Company’s CEO yielded the following comparative results, which are also depicted in the table below:

•
The CEO base salary was slightly above the median (or 50th percentile) of the Proxy Peers.
•
The bonus amount for the CEO was at the 25th percentile for target bonus of the Proxy Peers, which includes the $175K that the CEO elected to forego in exchange for equity having a face value of $210K.

•
Total cash for the CEO was below the 25thpercentile for target total cash of the Proxy Peers.
•
Equity granted in 2022 to the CEO was between the 25th percentile and the median of the Proxy Peers.
•
Total direct compensation for the Company’s CEO approximated the 25th percentile of the Proxy Peers.

On average, according to the Exequity study, compensation for other NEOs yielded the following results. Salary was at the median on average for salaries of Proxy Peers, while incentive cash, equity and total direct compensation were at or below the 25th percentile for the Proxy Peers.

Closing Comments

The Company believes that its executive compensation meets its primary objectives. During the second full year of a an upcycle in the Agriculture sector, the Company recorded higher sales with stronger profits, while improving its balance sheet and advancing precision application and green solution technologies. With higher pre-tax earnings, the incentive compensation pool was substantially larger than that of 2021. With respect to TSR, the Company’s one-year TSR exceeded the 75th percentile, of its Proxy Peers, while its three-and five-year TSR exceeded the median for that group. In summary, the Company believes that overall compensation in 2022 was incrementally better than that of the prior year, directionally aligned with improved performance and, if anything, was below the median in the context of both Proxy Peers and TSR among multiple comparator groups.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on the review and discussions referred to in that Item, the Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Debra F. Edwards, Chair

Marisol Angelini

Mark R. Bassett

Morton D. Erlich

Patrick E. Gottschalk

EXECUTIVE OFFICERS OF THE COMPANY

The following persons are the current NEOs of the Company:

Name of Director/Officer	Age	Capacity
Eric G. Wintemute	67	Chairman and Chief Executive Officer
Ulrich G. Trogele	65	Executive Vice President, Chief Operating Officer
David T. Johnson	66	Vice President, Chief Financial Officer and Treasurer
Timothy J. Donnelly	63	Chief Administrative Officer, General Counsel, & Secretary
Anthony S. Hendrix	53	Vice President of Sales, US and Canada
Peter E. Eilers	59	Managing Director, Amvac Netherlands BV

Eric G. Wintemute has served as a director of the Company since June 1994. He was appointed Chairman and Chief Executive Officer in June 2011. Mr. Wintemute has also served as President and Chief Executive Officer from July 1994 until June 2011, after having been appointed Executive Vice President and Chief Operating Officer of the Company in January 1994.

Ulrich G. Trogele has served as Chief Operating Officer of AMVAC Chemical Corporation, the Company’s principal operating subsidiary, since January 2015. Prior to joining the Company, Mr. Trogele spent 28 years in positions of increasing responsibility within the agribusiness sectors of agrochemicals, biologicals and plant nutrition. His career included 10 years at FMC Corporation, as President of Asia-Pacific, and several years as North American Area Director for FMC’s agricultural solutions business.

David T. Johnson has served as Vice President, Chief Financial Officer, and Treasurer of the Company since March, 2008. Mr. Johnson served as Finance Director for Amcor Flexibles UK Ltd., a $500 million manufacturer of decorative packaging and a subsidiary of Amcor, a multibillion dollar corporation based in Australia, from June 2003 through March 2008. Prior to that he served as Vice President of Finance for Sterer Engineering, a subsidiary of Eaton Aerospace, an $8 billion Cleveland based multinational Company from April 2001 through June 2003.

Timothy J. Donnelly has served as Chief Administrative Officer, General Counsel and Secretary of the Company since June 2010. He began his service with the Company in October 2005 as Vice President, General Counsel and Assistant Secretary, was appointed Secretary in June 2007 and assumed responsibility for Human Resources and Risk Management in 2009. Prior to his service with the Company, from September 2000 through October 2005, Mr. Donnelly served as Vice President, General Counsel and Secretary for DDi Corp. (Nasdaq—DDIC), a manufacturer of quick-turn, high-technology printed circuit boards.

Anthony S. Hendrix has served as Senior Vice President – Crop Sales for U.S. & Canada since August, 2018. Prior to that time, he was Vice President and Director of US Crop Sales commencing in January 2015. He began his service with the Company in March 2010 as Regional Sales Manager, Southeast Region. Prior to joining the Company, Mr. Hendrix served in various crop and district management roles for Syngenta Crop Protection throughout the western and southeastern U.S.

Peter E. Eilers has served as Managing Director of AMVAC Netherlands BV since June, 2018. Prior to that time, he served as Vice President, Business Development and Marketing, to which he was appointed in January 2017. Mr. Eilers joined the Company in August 2015 as Global Director of Business Development and Marketing. Prior to that time, Mr. Eilers had over 25 years’ experience with Bayer CropScience (and its predecessors) where he served as Marketing Director for EMEA, Executive Head of Bayer CropScience Merger & Acquisitions/Business Development, and Country Head in various regions, including Poland, the Baltics, Iberia and Indochina, among other positions.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash and other compensation for services rendered for the three calendar years 2022, 2021 and 2020, paid or awarded by the Company and its subsidiaries to the CEO, CFO, the four most highly compensated executive officers other than the CEO and CFO, and any persons who departed from the Company during the subject year and, but for such departure, would have been in any of the aforementioned categories (the “NEOs”).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus(1) ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($) (i)	Total ($) (j)
Eric G. Wintemute	2022	723,465	656,250	1,407,292	—	—	—	65,867	2,852,874
	2021	701,612	349,476	1,306,087	—	—	—	106,514	2,463,689
	2020	684,500	—	1,392,708	—	—	—	104,330	2,181,538

Ulrich G. Trogele	2022	430,529	195,000	209,582	—	—	—	34,780	869,891
	2021	417,482	156,040	209,353	—	—	—	34,030	816,905
	2020	422,583	61,354	302,278	—	—	—	33,780	819,995

David T. Johnson	2022	410,033	186,250	199,634	—	—	—	53,767	849,684
	2021	397,649	148,627	195,641	—	—	—	34,030	775,947
	2020	387,950	58,443	208,754	—	—	—	33,780	688,927

Timothy J. Donnelly	2022	346,785	167,500	168,841	—	—	—	34,780	717,906
	2021	336,310	125,701	185,316	—	—	—	33,520	680,847
	2020	328,107	52,345	198,835	—	—	—	33,270	612,557

Anthony S. Hendrix	2022	333,163	150,000	108,108	—	—	—	44,173	635,444
	2021	323,067	120,751	179,348	—	—	—	37,655	660,821
	2020	327,014	—	198,835	—	—	—	31,034	556,883

Peter E Eilers(1)	2022	292,867	142,500	102,043	—	—	—	39,188	576,598
	2021	318,477	113,966	126,919	—	—	—	49,093	608,455
	2020	299,800	51,000	149,127	—	—	—	47,301	547,228

(1)
Salary for 2022, 2021 and 2020 reflects the effect of euro to dollar currency exchange.

ALL OTHER COMPENSATION

		Perquisites ($)		Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Defined Contribution Plans ($)(3)		Vacation/Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)
Eric G. Wintemute	2022	56,700	(1)	—	1,530	7,637	(4)	—	—
	2021	47,484	(1)	—	1,530	57,500	(4)	—	—
	2020	46,800	(1)	—	1,530	56,000	(4)	—	—

Ulrich G. Trogele	2022	18,000	(2)	—	1,530	15,250		—	—
	2021	18,000	(2)	—	1,530	14,500		—	—
	2020	18,000	(2)	—	1,530	14,250		—	—

David T. Johnson	2022	18,000	(2)	—	1,530	34,237	(5)	—	—
	2021	18,000	(2)	—	1,530	14,500		—	—
	2020	18,000	(2)	—	1,530	14,250		—	—

Timothy J. Donnelly	2022	18,000	(2)	—	1,530	15,250		—	—
	2021	18,000	(2)	—	1,020	14,500		—	—
	2020	18,000	(2)	—	1,020	14,250		—	—

Anthony S. Hendrix	2022	28,107	(2)	—	816	15,250		—	—
	2021	22,339	(2)	—	816	14,500		—	—
	2020	15,968	(2)	—	816	14,250		—	—

Peter E Eilers	2022	18,841	(2)	—	—	20,347		—	—
	2021	21,179	(2)	—	—	27,914		—	—
	2020	20,411	(2)	—	—	26,890		—	—

(1)
Automobile allowance of $21,600 for each of the years ended December 31, 2022, 2021 and 2020; and expense reimbursements of $35,100, $25,884 and $25,200 relating to country club membership fees and assessments in the years ended December 31, 2022, 2021, and 2020, respectively.
(2)
Automobile allowance.
(3)
Effective January 1, 2005, the Company matches employee contributions to its 401(k) savings plan dollar for dollar up to 5% of base salary.
(4)
This reflects the Company’s total contribution to employee’s 401(k) account in 2022, 2021, and 2020 and is the sum of a $7,637, $6,500 and $6,000 to match to employee’s salary deferral plus $0, $51,000 and $50,000, respectively, in additional contribution in conjunction with a proportionate contribution being concurrently made to a group of non-highly compensated employees.
(5)
This includes an additional contribution of $24,000 in conjunction with a proportionate contribution being concurrently made to a group of non-highly compensated employees.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grant of plan-based awards for the year ended December 31, 2022 to the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of	Full Grant Date Fair
Name (a)	Grant Date (b)	Threshold (#) (c)	Target (#) (d)	Maximum (#) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)	Units (#) (i)	Options (#) (j)	Option Awards ($/Share) (k)	Value of Stock ($) (1) (l)
Eric G. Wintemute	4/20/2022	—	—	—	29,706	29,706	(2)	29,706	—	—	—	705,220
Eric G. Wintemute	4/20/2022	—	—	—	—	23,765	(3)	47,530	—	—	—	564,181
Eric G. Wintemute	4/20/2022	—	—	—	—	5,941	(4)	11,882	—	—	—	137,891
Ulrich G. Trogele	4/20/2022	—	—	—	4,424	4,424	(2)	4,424	—	—	—	105,026
Ulrich G. Trogele	4/20/2022	—	—	—	—	3,539	(3)	7,078	—	—	—	84,016
Ulrich G. Trogele	4/20/2022	—	—	—	—	885	(4)	1,770	—	—	—	20,541
David T. Johnson	4/20/2022	—	—	—	4,214	4,214	(2)	4,214	—	—	—	100,040
David T. Johnson	4/20/2022	—	—	—	—	3,371	(3)	6,742	—	—	—	80,028
David T. Johnson	4/20/2022	—	—	—	—	843	(4)	1,686	—	—	—	19,566
Timothy J. Donnelly	4/20/2022	—	—	—	3,564	3,564	(2)	3,564	—	—	—	84,609
Timothy J. Donnelly	4/20/2022	—	—	—	—	2,851	(3)	5,702	—	—	—	67,683
Timothy J. Donnelly	4/20/2022	—	—	—	—	713	(4)	1,426	—	—	—	16,549
Anthony S. Hendrix	4/20/2022	—	—	—	2,282	2,282	(2)	2,282	—	—	—	54,175
Anthony S. Hendrix	4/20/2022	—	—	—	—	1,826	(3)	3,652	—	—	—	43,349
Anthony S. Hendrix	4/20/2022	—	—	—	—	456	(4)	912	—	—	—	10,584
Peter E. Eilers	4/20/2022	—	—	—	2,154	2,154	(2)	2,154	—	—	—	51,136
Peter E. Eilers	4/20/2022	—	—	—	—	1,723	(3)	3,446	—	—	—	40,904
Peter E. Eilers	4/20/2022	—	—	—	—	431	(4)	862	—	—	—	10,003

(1)
This column shows the full grant date fair value of restricted stock grants made based on the closing price of the Company’s stock as of the date of award, with the exception of the TSR grant, which was determined by using the Monte Carlo valuation method. The full grant date fair value of each award is the number of shares multiplied by the grant date fair value per share. These amounts were not paid to any named executive officer. The recognized compensation expenses for 2021 awards are shown in the “Stock Awards” column in the “Summary Compensation Table”.
(2)
These grants constitute restricted stock that vests in its entirety upon three years of the award date and is subject to forfeiture in the event that the recipient is not continuously employed by the Company through the vesting date. The grant date fair value of these awards is $23.74 per share, which was determined based on the closing price of the Company’s stock as of the Plan extension approval date.
(3)
These grants constitute performance shares that vest upon both (i) the passage of three years of full-time, continuous employment and (ii) the achievement of certain financial goals of the Company compared to an identified peer group. With respect to clause (ii), the number of shares to vest depends upon the level of net sales and income before interest and tax achieved during the period commencing January 1, 2021 and ending December 31, 2025 as compared to internal targets and can vary from zero (for performance at less than 80% of the target) to 200% (for performance at or above 125% of the target). The grant date fair value of these awards is $23.74 per share, which was determined based on the closing price of the Company’s stock as of the Plan extension approval date.
(4)
These shares constitute an award of performance shares that vest based upon both (i) continuous, full-time service through the third anniversary of the award, and (ii) the achievement of TSR metrics as follows. As measured during the period commencing January 1, 2022 and ending December 31, 2025, assuming an initial share price of $16.22 per share, the number of shares earned depends upon the achievement of a certain target share price as compared to that of the Russell 2000 Index and comparator companies, identified in the Company’s 2020 Proxy Statement at the end of the measurement period and can vary from zero shares (for a share price that is less than 30th percentile of the comparator group) to 200% (for a share price that is at or greater than 80th percentile of the comparator group). The grant date fair value of these awards is $23.21 per share, which was determined using the Monte Carlo valuation method.

SUPPLEMENTAL TABLE OF 2023 EQUITY AWARDS

The following table summarizes restricted stock awards granted to executive officers on April 10, 2023.

Name (a)	Number of Shares of Stock(#) (b)	Price of Stock ($/Share) (c)	Full Grant Date Fair Value of Stock ($) (d)	Performance- Based Awards ($) (e)	Total ($) (f)
Eric G. Wintemute	39,211	21.55	844,997	—	844,997
Eric G. Wintemute	39,211	21.55	—	844,997	844,997
Ulrich G. Trogele	4,405	21.55	94,928	—	94,928
Ulrich G. Trogele	4,405	21.55	—	94,928	94,928
David T. Johnson	4,196	21.55	90,424	—	90,424
David T. Johnson	4,196	21.55	—	90,424	90,424
Timothy J. Donnelly	3,549	21.55	76,481	—	76,481
Timothy J. Donnelly	3,549	21.55	—	76,481	76,481
Anthony S. Hendrix	2,320	21.55	49,996	—	49,996
Anthony S. Hendrix	2,320	21.55	—	49,996	49,996
Peter E Eilers	2,022	21.55	43,574	—	43,574
Peter E Eilers	2,022	21.55	—	43,574	43,574

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows, with respect to the NEOs, the number of shares covered by both exercisable and non-exercisable stock options and, in addition, grants of restricted stock units that had not yet vested as of December 31, 2022, with respect to options to purchase common stock of the Company. The closing price of the common stock on December 31, 2022, the last trading day of the Company’s fiscal year, was $21.71 per share.

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Eric G. Wintemute	78,127	—	—	$11.49	12/30/2024
David T. Johnson	13,000	—	—	$11.49	12/30/2024
Anthony S. Hendrix	5,611	—	—	$11.49	12/30/2024

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Eric G. Wintemute	221,066	4,799,343	—	—
Ulrich G. Trogele	40,258	874,001	—	—
David T. Johnson	32,652	708,875	—	—
Timothy J. Donnelly	30,150	654,557	—	—
Anthony S. Hendrix	27,290	592,466	—	—
Peter E Eilers	20,976	455,389	—	—

OPTION EXERCISES AND STOCK VESTED

The following table shows, with respect to the NEOs, the number of shares acquired on the exercise of stock options and on vesting of stock awards and their respective value realized (market price less exercise price) for the year ended December 31, 2022.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e) (1)
Eric G. Wintemute	—	—	23,412	460,280
Ulrich G. Trogele	—	—	5,662	111,315
David T. Johnson	—	—	4,261	83,771
Timothy J. Donnelly	—	—	3,844	75,573
Anthony S. Hendrix	—	—	3,171	62,342
Peter E. Eilers	—	—	5,355	105,279

(1)
Value realized on vesting is value of shares, excluding shares forfeited for U.S. payroll tax purposes, if applicable, at time of vesting.

Pension Benefits and Non-qualified Deferred Compensation

The Company provided no pension benefits and no non-qualified deferred compensation to the NEOs during the year ended December 31, 2022.

Potential Payments upon Termination or Change of Control

The CEO is party to an Employment Agreement dated as of April 1, 2022, under the terms of which in the case of termination without cause (or resignation for good reason) occurring any time during the period commencing three months before and ending 24 months after a change of control, he is entitled to receive the sum of the following: cash incentive compensation for the then-current year (pro-rated through the date of termination), two-times his annual salary, two-times his average bonus (measured over the three, prior full-years), $10,000 worth of executive placement services, immediate acceleration and vesting of all unvested options or restricted stock and 24 consecutive months’ worth of COBRA coverage.

Each of the other NEOs is party to a Change of Control Severance Agreement, under the terms of which the employee is entitled to receive certain payments in the event that there is both a change of control during the term of agreement and such employee is either terminated (for reasons other than cause) or resigns for good reason within 24 months of such change of control. As with the CEO, there is a double trigger before benefits are earned under this arrangement. Provided both conditions for payment are met, the employee is entitled to receive a lump sum amount equal to two years’ base salary, two-times the employee’s average cash incentive compensation (measured over the past three full-years), 24 months’ worth of COBRA coverage for medical insurance, executive level outplacement costs, and immediate acceleration and vesting of unvested options (or other securities to which employee may have a right).

For purposes of the CEO, “change in control” is defined to be identical with that set forth in the Company’s 2022 Equity Incentive Plan. For NEOs other than the CEO, “change in control” is defined to mean, in effect, either (i) a merger or consolidation of the Company in which those who were stockholders immediately before the effective time of the merger or consolidation have less than 50% of the voting power of the new corporation or entity; (ii) a sale or disposition of all or substantially all of the Company’s assets; (iii) when any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly owns more than 50% of the Common Stock of the Company or (iv) in the event over a 24 month period a majority of the board of directors is replaced by new members. Further, as a condition to payment (whether to the CEO or any of the other NEOs), the employee must execute and deliver a written release of claims against the Company.

The following table summarizes the estimated payments to be made to the NEOs in the event of a termination without cause or voluntary resignation for good reason after a change in control assuming, for illustration purposes, that such change in control had occurred on December 31, 2022.

	Salary ($)	COBRA Insurance Premiums ($)	Outplacement Services ($)	Accelerated Options and Grants Vesting ($)(1)	Total Change in Control Payments ($)(2)
Eric G. Wintemute	1,448,830	31,261	10,000	4,431,250	5,921,341
Ulrich G. Trogele	862,100	42,324	10,000	794,087	1,708,511
David T. Johnson	821,144	63,448	10,000	653,688	1,548,280
Timothy J. Donnelly	694,480	85,463	10,000	601,997	1,391,940
Anthony S. Hendrix	667,134	85,463	10,000	539,906	1,302,503
Peter E. Eilers	584,839	—	10,000	415,964	1,010,803

(1)
Upon change in control, the agreement allows for the accelerated vesting of options and grants. Assuming the change in control had happened as of December 31, 2022, there would be unvested awards of 342,556 shares of restricted stocks and no shares of incentive stock options. If the change in control occurred on December 31, 2022, these awards would have vested and the Company would have recognized additional compensation expense based on grant date fair value in the amount of $2,933,865 for restricted stocks, and the officers would have recognized the value of vested grants as income based on fair market value in the amount of $7,436,892 (which is the sum of this column).

(2)
There are no tax excise gross-ups relating to change-in-control payments for NEOs.

CEO Pay Ratio Disclosure

As per Item 402(u) of Regulation S-K, we are providing the following information about the annual total compensation of our CEO, Eric G. Wintemute, as compared with the median of annual total compensation of all employees of the Company (excluding the CEO). For fiscal year 2022, we report as follows:

•
The annual total compensation of the CEO, as per the Summary Compensation table on page 30 hereof was $2,852,874; and
•
The median of the annual total compensation of all employees of the Company (excluding the CEO) was $56,699.

Based upon this information, we reasonably estimate that the ratio for the CEO’s annual total compensation to the annual total compensation of our median employee was approximately 50:1.

Our pay ratio was calculated as per Item 402(u) as follows. In order to identify the median employee, using the criteria set forth in Item 402(c) of Regulation S-K for populating data within the Summary Compensation Table, we gathered information from payroll, stock award and incentive compensation on all employees as of December 31, 2022, which was within three months of the closing of the Company’s last fiscal year.

In measuring the wages of non-exempt employees, we took the actual wages, including regular time and overtime, paid to such employees. Where employees were paid in foreign currencies, we converted that currency into U.S. dollars as of the date of measurement. In establishing total compensation, we considered not only wages and bonuses, but also the fair value of equity awards, if any. After arriving at total compensation for the employee population (not including the CEO), we listed them in descending order of compensation and identified the median employee.

Pay Versus Performance

As per item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (CAP) as defined in Item 402(v) and performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with its performance, refer to the “Compensation Discussion and Analysis.”.

Year	Summary compensation table total for PEO	Compensation actually paid to PEO	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers	Value of initial fixed $100 investment based on Total shareholder return	Value of initial fixed $100 investment based on S&P 400 Specialty Chemical TSR	Net income $000s	Net sales $000s
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,852,874	$3,432,747	$729,905	$817,432	$113	$114	$27,404	$609,615
2021	$2,463,689	$3,089,570	$708,587	$802,097	$85	$128	$18,587	$557,676
2020	$2,181,538	$1,925,191	$645,118	$610,063	$80	$108	$15,242	$458,704

Footnotes to Table 1:

1. Our principal executive officer (“PEO”) for each of the fiscal years 2022, 2021 and 2020 is Eric G. Wintemute. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Wintemute for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

2. The dollar amounts reported in column I represent the amount of “compensation actually paid” to the PEO, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. The following adjustments were made to the PEO’s total compensation for each applicable year to determine the compensation actually paid in accordance with SEC rules:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments	Reported Change in the Actuarial Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
		(a)	(b)	(c)	(d)
2022	$2,852,874	$(1,407,292)	$1,987,165	$—	$—	$3,432,747
2021	$2,463,689	$(1,306,087)	$1,931,968	$—	$—	$3,089,570
2020	$2,181,538	$(1,392,708)	$1,136,361	$—	$—	$1,925,191
a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

3. (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments for the PEO are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends etc not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$1,289,835	$859,999	$161,607	$—	$(324,276)	$—	$1,987,165
2021	$1,061,580	$144,499	$290,744	$487,478	$(52,333)	$—	$1,931,968
2020	$1,503,640	$(505,018)	$(183,806)	$390,800	$(69,255)	$—	$1,136,361

3. The dollar amounts reported in column (d) of Table 1 represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs for the years 2022, 2021 and 2020 were Ulrich G. Trogele, David T. Johnson, Timothy J. Donnelly, Anthony S. Hendrix and Peter E. Eilers.

4. The dollar amounts reported in column (e) of Table 1 represent the average amount of “compensation actually paid” (also, "CAP") to the NEOs as a group (excluding the PEO) as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Reported Change in the Actuarial Value of Pension Benefits	Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
			(a)		(b)
2022	$729,905	$(157,462)	$244,989	$—	$—	$817,432
2021	$708,587	$(179,315)	$272,825	$—	$—	$802,097
2020	$645,118	$(211,566)	$176,511	$—	$—	$610,063

The amounts deducted or added in calculating the total average equity award adjustments for NEOs other than the PEO are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends etc not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$144,484	$125,605	$24,945	$—	$(50,045)	$—	$244,989
2021	$145,746	$22,097	$42,051	$70,498	$(7,567)	$—	$272,825
2020	$228,417	$(75,693)	$(30,040)	$63,445	$(9,618)	$—	$176,511

There are no amounts deducted or added in calculating total pension benefit adjustments, as the Company does not sponsor any privately-sponsored pension plan or defined benefit plan. On behalf of Mr. Eilers, the Company contributes toward a pension plan sponsored by a third party with respect to which the Company is not privy to funding or other metrics that would be used in establishing actuarial values.

5. Cumulative TSR in column (f) of Table 1 is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6. Column (g) of Table 1 represents the TSR of the S&P 400 Specialty Chemical Index.

7. The dollar amounts reported in column (h) of Table 1 represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8. The dollar amounts reported in column (i) of Table 1 represent the amount of net sales reflected in the Company’s audited consolidated financial statements for the applicable year.

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our incentive awards are selected based on an objective of incentivizing our named executive officers to increase the value of our enterprise for our shareholders. The most important metrics used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

•
Net Sales
•
Adjusted EBITDA*
•
Earnings Per Share

* Adjusted EBITDA is calculated by taking the sum of net income plus stock compensation expense, depreciation and amortization, proxy costs, interest expenses (net) and the provision for income taxes.

Below are graphical depictions of various metrics disclosed above, specifically: cumulative TSR of the Company versus the TSR of the S&P 400 Specialty Chemical Index and three graphs showing the compensation actually paid for the

PEO and Non-PEO NEOs versus cumulative TSR of the Company, net income and net sales, respectively, for the years 2020, 2021 and 2022. Alphabetical references in the data legends on these charts refer to columns in Table 1 above.

Cumulative TSR of the Company and Cumulative TSR of the S&P 400 Specialty Chemical Index

Company TSR v. S&P 400 Sp Chem Index
140
120
100
80
60
40
20
0
2020
2021
2022
Value of initial fixed $100 investment based on Total shareholder return (f)
Value of initial fixed $100 investment based on S&P 400 Specialty Chemical TSR (g)

Compensation Actually Paid and Company TSR

CAP v. Company TSR
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
120
100
80
60
40
20
0
2020
2021
2022
Compensation actually paid to PEO (c)
Average compensation actually paid to non-PEO named executive officers (e)
Value of initial fixed $100 investment based on Total shareholder return (f)

Compensation Actually Paid and Net Income

CAP v. Net Income
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
30,000
25,000
20,000
15,000
10,000
5,000
0
2020
2021
2022
Compensation actually paid to PEO (c)
Average compensation actually paid to non-PEO named executive officers (e)
Net income $000s (h)

Compensation Actually Paid and Net Sales

CAP v. Net Sales
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
2020
2021
2022
Compensation actually paid to PEO (c)
Average compensation actually paid to non-PEO named executive officers (e)
Net sales $000s (i)

Director Compensation

The following table summarizes compensation paid to the non-management members of the Board for the year ended December 31, 2022.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($) (g)	Total ($) (h)
Marisol Angelini	95,159	80,000	—	—	—	—	175,159
Scott D. Baskin	144,060	40,000	—	—	—	—	184,060
Mark R. Bassett (2)	38,573	80,000	—	—	—	—	118,573
Debra F. Edwards	134,000	40,000	—	—	—	—	174,000
Morton D. Erlich	137,000	40,000	—	—	—	—	177,000
Patrick E. Gottschalk (2)	39,782	80,000	—	—	—	—	119,782
Émer Gunter	83,236	80,000	—	—	—	—	163,236
Alfred F. Ingulli (1)	53,750	—	—	—	—	—	53,750
John L. Killmer (1)	53,500	—	—	—	—	—	53,500
Keith M. Rosenbloom (2)	39,782	80,000	—	—	—	—	119,782
M. Esmail Zirakparvar (1)	48,500	—	—	—	—	—	48,500

(1) This person served as director through the 2022 Annual Meeting of Stockholders and was not re-elected at that meeting.

(2) This person was elected to the Company's Board for the first time at the 2022 Annual Meeting of Stockholders.

During 2022, compensation for non-management board members has been made as per the table set forth below:

Board Compensation

American Vanguard Board Pay

Board Pay
 Cash retainer	$60,000
 Annual equity	$80,000
 Per-meeting fee	$0
 Executive sessions	$0
Committee Pay
 Incremental Committee chair premium retainer:
➣ Audit	$10,000
➣ Finance Committee	$8,000
➣ Compensation	$7,000
➣ Nominating/Governance and Risk Committee	$5,000
 Committee member retainer:
➣ Audit	$10,000
➣ Finance Committee	$10,000
➣ Compensation	$7,500
➣ Nominating/Governance and Risk Committee	$5,000
 Per-meeting fee:
➣ Audit/Compensation/Finance	$0
➣ Nominating/Governance/Risk	$0
Lead Director
 Lead Director	$25,000
Special Assignments
 Per diem fee for special assignments	$2,000
 Conditional meeting fee (>2 scheduled meetings)	$1,500

Annual Stock Awards for Non-management Directors:

In accordance with the terms and conditions of the Company’s 2022 Stock Incentive Plan, (the “Plan”), each non-employee director of the Board is entitled to receive awards of the Company’s Common Stock, par value $.10 (“Common Stock”), as follows. In connection with each non-employee director’s election or re-election to the Board, during 2022 such director was entitled to receive an award that equals $80,000 (the “Stock Award”). Further, it is the policy of the Company that each director must accumulate and hold Company stock equal to the number of shares received by him or her over the course of his or her first four full years of service on the Board, after which such director may elect to receive up to half of the value of any subsequent Stock Award in the form of a cash payment. If a person is appointed to the Board for any partial year (for example, due to a vacancy on the Board), such director will receive a pro rata portion of the Stock Award as determined by the Compensation Committee or the Board.

•
Each Stock Award will be calculated based on the closing price of the Common Stock on the date of issuance, as reported on the New York Stock Exchange or other national exchange on which the Common Stock is traded. No fractional share of any Stock Award will be issued, and the value of such fractional share will be paid in cash.
•
Each Stock Award will vest immediately in full upon grant.

The Company has entered into written indemnification agreements with each of its directors, effective as of the first day of such person’s service as a director. The agreement provides for contractual indemnification obligations by the Company to the extent permitted by applicable law and the advancement of expenses in connection therewith. The agreement also provides that any legal action brought by the Company against a director must be brought within two years from the date of the facts giving rise to the action or such shorter period as provided by law.

Employee Contracts, Termination of Employment and Change of Control Arrangements

The Company and Eric G. Wintemute entered into an employment agreement, dated as of April 1, 2022, pursuant to which Mr. Wintemute serves as the Company’s Chairman and CEO. Mr. Wintemute’s annual base compensation for the year ended December 31, 2022 was $724,415, with increases to be made by the Board in their sole discretion. Mr. Wintemute may receive a bonus, in an amount as determined by the Board, based on his performance against reasonable qualitative and quantitative benchmarks. The agreement also provides Mr. Wintemute with certain additional benefits which are prevalent among executives at this level in the industry, including a car allowance of $1,800 per month and reimbursement for reasonable and customary business expenses. Mr. Wintemute’s agreement is of indefinite duration, unless terminated by the Company. If the Company terminates Mr. Wintemute’s employment without cause and not due to disability or death, the Company shall pay to Mr. Wintemute an amount equal to two times the average annual cash compensation received by him over the course of the two immediately preceding calendar years (including his average annual bonus as measured over the three, previous full years) and his unvested shares will be deemed to be vested as of the termination date. If Mr. Wintemute dies or is disabled during the term of the agreement, the Company will pay him or his designated beneficiary, as applicable, any amounts (including salary) and continue any benefits due to Mr. Wintemute under the agreement for 12 months after his death or disability. Provisions relating to change of control are set forth on page 35 above.

The Compensation Committee of the Board for the year ended December 31, 2022, consisted of Debra F. Edwards, Marisol Angelini, Scott D. Baskin and Morton D. Erlich. Effective March 15, 2023, Patrick E. Gottschalk was appointed to the committee. During 2022 (and through the date of filing hereof), no member of the Compensation Committee served on the board of directors of any other public company, where any officer or director of such entity also served on the Company’s Board.

Review and Approval of Related Person Transactions

In accordance with the terms of its charter, the Nominating and Corporate Governance Committee (“the Committee”) has the responsibility for the review and approval or ratification of all related persons and conflict of interest transactions involving any director, executive officer, nominee for director, any holder of 5% or more of any class of the Company’s voting securities or any non-executive officer (or any member of the immediate family of any of the foregoing persons), if any such transaction involves more than $10,000, in each case using appropriate counsel and other advisers, as the Committee may deem necessary.

In the course of its review of proposed related person transactions, the Committee considers all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on a director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable law and listing standards. The Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

The Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. To the extent that a proposed related person transaction involves any member of the Committee (or an immediate family member of any member of the Committee), such member would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Related Person Transactions

There were no related party transactions during fiscal year 2022.

SUMMARY OF PROPOSALS

This Proxy contains three proposals for which stockholder action is sought.

•
Proposal 1 requests the election of nine directors to the Board.
•
Proposal 2 requests the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.
•
Proposal 3 requests an advisory vote on executive compensation.

Details of each proposal follow.

PROPOSAL 1

Election of Directors

The Board is elected annually. The Certificate of Incorporation and Bylaws, as each has been previously amended and restated, of the Company, currently provide that the number of directors of the Board shall not be more than nine nor less than three. As per the Bylaws, the Board has fixed the maximum number of directors at nine. At this election, nine directors have been nominated to be elected at the Annual Meeting and, if elected, will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The Board has nominated

•
Marisol Angelini,
•
Scott D. Baskin,
•
Mark R. Bassett,
•
Debra F. Edwards,
•
Morton D. Erlich,
•
Patrick E. Gottschalk,
•
Emer Gunter,
•
Keith M. Rosenbloom, and
•
Eric G. Wintemute

to be elected to serve as directors until the next annual meeting or until their successors are duly elected and qualified.

REQUIRED VOTE AND RECOMMENDATION

The directors to be elected or re-elected by the holders of Common Stock shall be those candidates for whom the number of “FOR” votes exceeds the number of “AGAINST” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

On March 31, 2023, the Company’s Audit Committee dismissed (and the Board ratified the approval of such dismissal of), BDO USA LLP ("BDO") from service as its independent registered public accounting firm (“Auditor”) for the reporting period commencing January 1, 2023. BDO has completed its work as the Company’s Auditor for the reporting period ended December 31, 2022.

BDO’s reports on the Company’s financial statements for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Nor were there any disagreements (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO during the past two fiscal years or any subsequent interim period on any matter of accounting principles or practices, financial statement disclosures, or audit scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of any such disagreements in connection with its reports on the Company’s financial statements for such periods.

Also, effective March 31, 2023, the Company’s Audit Committee appointed (and the Board ratified the appointment of) Deloitte & Touche LLP (“Deloitte”), to serve as the Company’s independent public registered accounting firm for the year ending December 31, 2023. During the fiscal years ended December 31, 2021 and 2022 neither the Company nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Aggregate fees for professional services rendered to the Company by BDO for the years ended December 31, 2022 and 2021, were (in thousands):

	2022	2021
Audit Fees	$1,269	$1,102
Tax Services	492	412
	$1,761	$1,514

Audit fees for 2022 and 2021 were for professional services rendered for the audits of the consolidated financial statements of the Company and the audit of internal controls under Section 404 of the Sarbanes-Oxley Act, reviews of quarterly condensed consolidated financial statements, consents, and assistance with review of documents filed with the SEC.

Tax fees for 2022 and 2021 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting is required to ratify the appointment of Deloitte. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the 2023 consolidated financial statements and related internal controls over financial reporting of American Vanguard Corporation and its subsidiaries, by the Audit Committee, is hereby ratified.”

PROPOSAL 3

Advisory Vote on Executive Compensation

Over the past three years, stockholders have indicated on average approximately 93% approval for the Company’s executive compensation. As mentioned in the Compensation Discussion and Analysis, our executive compensation is designed to provide compensation on the basis of performance that supports key financial and strategic business outcomes; to attract, motivate and retain top talent to lead our business; and to align management’s interests with those of our stockholders.

Our executive compensation:

•
Has been benchmarked against a comparator group of companies that are similar in size and business activity;
•
Is designed in collaboration with an independent compensation consultant;
•
Features incentive elements that rise and fall with financial performance. For example, with higher sales and increased profitability year-over-year, NEOs received slightly higher cash incentive compensation;
•
Includes time-based and performance-based equity awards and holding requirements that give executives a longer term view of the Company’s financial performance. For the seventh consecutive year, in 2022, half of the equity awards to NEOs were performance awards, which are contingent upon financial performance (net sales and EBIT) relative to other companies and stockholder return as measured over a three year period;
•
Is based primarily upon objective performance targets such as net sales, net income, EBITDA and SMARTgoals;
•
Includes factors that limit discretion and discourage misconduct, such as caps on bonuses, a clawback provision for incentive compensation received by persons complicit in a material restatement, and a policy against hedging shares; and
•
Is administered pragmatically to ensure that NEOs are paid for performance. At the same time, the Company’s plan also includes incentives for retaining key employees for the purpose of building long term stockholder value.

This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder, the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Company’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

REQUIRED VOTE AND RECOMMENDATION

The passage of a recommendation requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

COMMUNICATIONS

Communications to the Board

All communications to the Board or any individual director must be in writing and addressed to them c/o American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

Proposals for Submission at Next Annual Meeting

Any stockholder who intends to present a director nomination or other proposal at the Company’s 2024 Annual Meeting of Stockholders must send the proposal to: American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. The timing and procedure for any such submission are described on pages 3 and 4 hereof.

ANNUAL REPORT ON FORM 10-K

Upon request, the Company will provide without charge to any beneficial owner of its Common Stock, a copy of its Annual Report on Form 10-K (excluding exhibits), filed with the SEC with respect to the year ended December 31, 2022. Requests are to be made to the attention of the Chief Financial Officer, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

OTHER MATTERS

The Company’s Annual Report for the year ended December 31, 2022, is available with this Proxy Statement but shall not be deemed incorporated herein. The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer,

General Counsel & Secretary

Dated: April 25, 2023

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000608638_1 R1.0.0.6 AMERICAN VANGUARD CORPORATION ATTN: LUCY COONEY 4695 MACARTHUR COURT, SUITE 1200 NEWPORT BEACH, CA 92660 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/06/2023 for shares held directly and by 11:59 P.M. ET on 06/04/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/06/2023 for shares held directly and by 11:59 P.M. ET on 06/04/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Marisol Angelini 1b. Scott D. Baskin 1c. Mark R. Bassett 1d. Debra F. Edwards 1e. Morton D. Erlich 1f. Patrick E. Gottschalk 1g. Emer Gunter 1h. Keith M. Rosenbloom 1i. Eric G. Wintemute The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm the year ending December 31, 2023. 3. Resolved, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000608638_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com AMERICAN VANGUARD CORPORATION 4695 MacArthur Court, Suite 1200 Newport Beach, California 92660 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Use the Company Number and Account Number shown on your proxy. The undersigned hereby appoints ERIC G. WINTEMUTE and TIMOTHY J. DONNELLY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of the Common Stock of American Vanguard Corporation held of record by the Undersigned at the close of business on Monday April 10, 2023. The Annual Meeting will be a completely virtual meeting of Stockholders, to be held at 11:00 a.m. PDT on Wednesday, June 7, 2023, or at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side